                                Contribution Agreement

                                     By and Among

                            Garden State Newspapers, Inc.

                               Alameda Newspapers, Inc.

                                V & P Publishing, Inc.

                           Internet Media Publishing, Inc.

                                     DR Partners

                                Media West - SBC, Inc.

                                         And

                                   The Sun Company
                            of San Bernardino, California


                                                                March 31, 1999

                                  TABLE OF CONTENTS


                                      Article I
                        Formation of West Coast MediaNews LLC

1.1    Formation of West Coast MediaNews LLC . . . . . . . . . . . . . . . . . . .  1
1.2    Excluded MediaNews Assets . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.3    Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.4    Excluded MediaNews Liabilities. . . . . . . . . . . . . . . . . . . . . . .  5


                                      Article II
                          Formation of Donrey Newspapers LLC

2.1    Formation of Donrey Newspapers LLC. . . . . . . . . . . . . . . . . . . . .  5
2.2    Excluded Donrey Assets. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
2.3    Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .  9
2.4    Excluded Donrey Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  9


                                     Article III
                    Transfer of Gannett Assets to Partnership and
                   Assumption of Gannett Liabilities by Partnership

3.1    Transfer of Gannett Assets. . . . . . . . . . . . . . . . . . . . . . . . .  9
3.2    Excluded Gannett Assets . . . . . . . . . . . . . . . . . . . . . . . . . . 12
3.3    Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . 12
3.4    Excluded Gannett Liabilities. . . . . . . . . . . . . . . . . . . . . . . . 13


                                      Article IV
                         Formation of California Newspapers
                                 Partnership; Closing

4.1    Formation of California Newspapers Partnership. . . . . . . . . . . . . . . 13
4.2    Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . 14
4.3    Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
4.4    Closing Deliveries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
4.5    Working Capital Adjustment. . . . . . . . . . . . . . . . . . . . . . . . . 16


                                      Article V
                           Representations, Warranties and
                          Covenants of the MediaNews Parties

5.1    Organization of the MediaNews Parties . . . . . . . . . . . . . . . . . . . 18
5.2    Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
5.3    Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
5.4    Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
5.5    Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
5.6    Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
5.7    Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
5.8    Litigation, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
5.9    Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
5.10   Ownership and Transfer of MediaNews Assets. . . . . . . . . . . . . . . . . 21
5.11   Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
5.12   Contracts, Leases and Other Instruments . . . . . . . . . . . . . . . . . . 22
5.13   Absence of Certain Changes or Events. . . . . . . . . . . . . . . . . . . . 22
5.14   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
5.15   Brokers, Finders etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
5.16   No Misstatements of Omissions . . . . . . . . . . . . . . . . . . . . . . . 24
5.17   Environmental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
5.18   MediaNews Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
5.19   Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
5.20   Year 2000 Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
5.21   Circulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
5.22   Advertising . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
5.23   Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
5.24   Relationships with Affiliates . . . . . . . . . . . . . . . . . . . . . . . 29
5.25   Second Class Mail . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
5.26   No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . 30


                                      Article VI
                           Representations, Warranties and
                               Covenants of DR Partners

6.1    Organization of DR Partners . . . . . . . . . . . . . . . . . . . . . . . . 30
6.2    Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
6.3    Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
6.4    Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
6.5    Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
6.6    Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
6.7    Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
6.8    Litigation, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
6.9    Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32


6.10   Ownership and Transfer of Donrey Assets . . . . . . . . . . . . . . . . . . 33
6.11   Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
6.12   Contracts, Leases and Other Instruments . . . . . . . . . . . . . . . . . . 33
6.13   Absence of Certain Changes or Events. . . . . . . . . . . . . . . . . . . . 34
6.14   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
6.15   Brokers, Finders etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
6.16   No Misstatements or Omissions . . . . . . . . . . . . . . . . . . . . . . . 36
6.17   Environmental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
6.18   Donrey Real Estate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
6.19   Donrey Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . 38
6.20   Year 2000 Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
6.21   Circulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
6.22   Advertising . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
6.23   Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
6.24   Relationships with Affiliates . . . . . . . . . . . . . . . . . . . . . . . 41
6.25   Second Class Mail . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
6.26   No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . 41


                                     Article VII
                           Representations, Warranties and
                                 Covenants of Gannett

7.1    Organization of MWSB and Sun. . . . . . . . . . . . . . . . . . . . . . . . 41
7.2    Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
7.3    Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
7.4    Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
7.5    Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
7.6    Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
7.7    Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
7.8    Litigation, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
7.9    Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
7.10   Ownership and Transfer of Gannett Assets. . . . . . . . . . . . . . . . . . 44
7.11   Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
7.12   Contracts, Leases and Other Instruments . . . . . . . . . . . . . . . . . . 44
7.13   Absence of Certain Changes or Events. . . . . . . . . . . . . . . . . . . . 44
7.14   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
7.15   Brokers, Finders etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
7.16   No Misstatements of Omissions . . . . . . . . . . . . . . . . . . . . . . . 47
7.17   Environmental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
7.18   Gannett Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
7.19   Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
7.20   Year 2000 Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
7.21   Circulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
7.22   Advertising . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52


7.23   Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
7.24   Relationships with Affiliates . . . . . . . . . . . . . . . . . . . . . . . 52
7.25   Second Class Mail . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
7.26   No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . 52


                                     Article VIII
                                Additional Agreements

8.1    Conduct of the Business of the MediaNews Parties. . . . . . . . . . . . . . 53
8.2    Conduct of the Business of DR Partners. . . . . . . . . . . . . . . . . . . 54
8.3    Conduct of the Business of Gannett. . . . . . . . . . . . . . . . . . . . . 56
8.4    Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
8.5    Notice of Developments. . . . . . . . . . . . . . . . . . . . . . . . . . . 59
8.6    Authorizations and Consents . . . . . . . . . . . . . . . . . . . . . . . . 60
8.7    Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
8.8    Satisfaction of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . 61
8.9    Confidentiality.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
8.10   Continuation of Arrangements with Affiliates. . . . . . . . . . . . . . . . 63


                                      Article IX
                                Conditions to Closing

9.1    Conditions to Obligations of the MediaNews Parties. . . . . . . . . . . . . 64
9.2    Conditions to Obligations of DR Partners. . . . . . . . . . . . . . . . . . 65
9.3    Conditions to Obligations of Gannett. . . . . . . . . . . . . . . . . . . . 66


                                      Article X
                               Termination of Agreement

10.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
10.2   Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
10.3   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68


                                      Article XI
                                   Indemnification

11.1   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
11.2   Indemnification Obligations . . . . . . . . . . . . . . . . . . . . . . . . 69
11.3   Exclusive Remedy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
11.4   Third Party Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
11.5   Other Indemnification Claims. . . . . . . . . . . . . . . . . . . . . . . . 71


                                     Article XII
                                       General

12.1   Liability for Covenants, Representations and Warranties after Closing . . . 72
12.2   Transactional Costs/Expenses. . . . . . . . . . . . . . . . . . . . . . . . 72
12.3   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
12.4   Assignment; No Third Party Beneficiary Rights . . . . . . . . . . . . . . . 72
12.5   Further Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
12.6   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
12.7   Governing Law and Venue . . . . . . . . . . . . . . . . . . . . . . . . . . 74
12.8   Mediation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
12.9   Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
12.10  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
12.11  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
12.12  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
12.13  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
12.14  Public Announcements. . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
12.15  Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76


                                       EXHIBITS

Exhibit A     Definitions
Exhibit B     Schedule of MediaNews Newspapers
Exhibit C     Schedule of Permitted MediaNews Liens
Exhibit D     Schedule of MediaNews Excluded Assets
Exhibit E     Schedule of Excluded MediaNews Liabilities
Exhibit F     Schedule of Donrey Newspapers
Exhibit G     Schedule of Permitted Donrey Liens
Exhibit H     Schedule of Donrey Excluded Assets
Exhibit I     Schedule of Excluded Donrey Liabilities
Exhibit J     Schedule of Gannett Newspapers
Exhibit K     Schedule of Permitted Gannett Liens
Exhibit L     Schedule of Gannett Excluded Assets
Exhibit M     Schedule of Excluded Gannett Liabilities
Exhibit N     Form of Partnership Agreement
Exhibit O     Form of Assignment Agreement
Exhibit P     Form of Assumption Agreement
Exhibit Q     Form of MediaNews Parties' and West Coast MediaNews LLC's Opinion
              of Counsel
Exhibit R     Form of DR Partners' and Donrey's Opinion of Counsel
Exhibit S     Form of Gannett's Opinion of Counsel
Exhibit T     Schedule of Categories of Items to be Excluded/Included in
              Estimated and Final Working Capital Statement
Exhibit U     Form of USA TODAY Printing Agreement

                                 MediaNews Newspapers
                                 Disclosure Schedule

Section 5.3          Schedule of Conflicts, Breaches and Violations
Section 5.5 Schedule of MediaNews Newspapers Financial Statements and GAAP Exceptions
Section 5.6          Notices of Violations
Section 5.8          Schedule of Litigation, Claims, Arbitrations and
                     Investigations
Section 5.9          Schedule of Certain Employee Related Matters
Section 5.10 Schedule of Encumbrances, Restrictions, etc. re Ownership and Transfer of MediaNews Assets
Section 5.12         Schedule of Certain Contractual Defaults
Section 5.13         Schedule of Certain Changes or Events
Section 5.14         Schedule of Certain Tax Related Matters
Section 5.17         Schedule of Certain Environmental Matters
Section 5.18         Schedule of MediaNews Real Estate
Section 5.19         Schedule of MediaNews Intellectual Property
Section 5.21         Schedule of Certain Circulation Related Matters
Section 5.22         Schedule of Certain Advertising Related Matters
Section 5.25         Schedule of Affiliate Relationships


                                  Donrey Newspapers
                                 Disclosure Schedules

Section 6.3          Schedule of Conflicts, Breaches and Violations
Section 6.5          Schedule of Donrey Newspapers Financial Statements and GAAP
                     Exceptions
Section 6.6          Notices of Violation
Section 6.8          Schedule of Litigation, Claims, Arbitrations and
                     Investigations
Section 6.9          Schedule of Certain Employee Related Matters
Section 6.10 Schedule of Encumbrances, Restrictions, etc. re Ownership and Transfer of Donrey Newspapers Assets
Section 6.12         Schedule of Certain Contractual Defaults
Section 6.13         Schedule of Certain Changes or Events
Section 6.14         Schedule of Certain Tax Related Matters
Section 6.17         Schedule of Certain Environmental Matters
Section 6.18         Schedule of Donrey Newspapers Real Estate
Section 6.19         Schedule of Donrey Newspapers Intellectual Property
Section 6.21         Schedule of Certain Circulation Related Matters
Section 6.22         Schedule of Certain Advertising Related Matters
Section 6.25         Schedule of Affiliate Relationships

                                  Gannett Newspapers
                                 Disclosure Schedules

Section 7.3          Schedule of Conflicts, Breaches and Violations
Section 7.5 Schedule of Gannett Newspapers Financial Statements and GAAP Exceptions
Section 7.6          Notices of Violation
Section 7.8          Schedule of Litigation, Claims, Arbitrations and
                     Investigations
Section 7.9          Schedule of Certain Employee Related Matters
Section 7.10 Schedule of Encumbrances, Restrictions, etc. re Ownership and Transfer of Gannett Newspapers Assets
Section 7.12         Schedule of Certain Contractual Defaults
Section 7.13         Schedule of Certain Changes or Events
Section 7.14         Schedule of Certain Tax Related Matters
Section 7.17         Schedule of Certain Environmental Matters
Section 7.18         Schedule of Gannett Newspapers Real Estate
Section 7.19         Schedule of Gannett Newspapers Intellectual Property
Section 7.21         Schedule of Certain Circulation Related Matters
Section 7.22         Schedule of Certain Advertising Related Matters
Section 7.25         Schedule of Affiliate Relationships

                               CONTRIBUTION AGREEMENT

       CONTRIBUTION AGREEMENT (the "AGREEMENT"), dated as of March 3, 1999, among Garden State Newspapers, Inc., a Delaware corporation ("GSN"), Alameda Newspapers, Inc., a Delaware corporation ("ALAMEDA"), V & P Publishing, Inc., a California corporation ("V & P"), Internet Media Publishing, Inc. a Delaware corporation ("IMP") DR Partners, a Nevada general partnership ("DR PARTNERS") Media West - SBC, Inc., a Delaware corporation ("MWSB") and The Sun Company of San Bernardino, California, a California corporation ("Sun").

                                 R E C I T A L S :

       Each of GSN, Alameda, V&P, IMP, DR Partners MWSB and Sun owns and operates certain newspaper properties and/or related assets located in the State of California. Each of these parties desire to combine certain of those specific newspaper properties into a single business operation through the creation of the California Newspapers Partnership, a Delaware general partnership (the "PARTNERSHIP").

       NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

                      I.  FORMATION OF WEST COAST MEDIANEWS LLC

       1.1    FORMATION OF WEST COAST MEDIANEWS LLC.

              (a) Prior to the Closing (as defined below), GSN, Alameda, V & P and IMP will form and organize a limited liability company to be called "WEST COAST MEDIANEWS LLC" under the laws of the State of Delaware (hereafter "WEST COAST MEDIANEWS") and shall be the sole members thereof at formation. GSN, Alameda, V & P and IMP are hereinafter referred to collectively as the
"MEDIANEWS PARTIES".   Upon the terms and subject to the conditions of this
Agreement, each of the MediaNews Parties shall (or shall cause the appropriate person to), on the Closing Date (as defined below), assign, transfer, convey and deliver to the Partnership, as a capital contribution to, and in exchange for membership interests in West Coast MediaNews, all their right, title and interest in and to all of the assets, properties and goodwill (such assets, properties and goodwill being referred to herein as the "MEDIANEWS ASSETS") used, held for use in, located at the premises of or shown on the financial statements of the businesses of the newspapers listed in the schedule appended hereto as Exhibit B (the "MEDIANEWS NEWSPAPERS"), except as otherwise provided in Section 1.2 hereof. The MediaNews Assets shall include, without limitation, the following items:

                     (i) all inventory, including, without limitation, newsprint, ink, raw materials, work in process, finished goods, service parts and spare parts and circulation, production, maintenance and office supplies (collectively, "INVENTORY") of the MediaNews Newspapers;

                     (ii) all furniture, fixtures, improvements, equipment (including office equipment), on or off site, machinery, parts, computer hardware, tools, printing presses, vehicles and all other tangible personal property (other than the Inventory or leased personal property)
(collectively, "EQUIPMENT") of the MediaNews Newspapers;

                     (iii) that certain real property and all appurtenances thereto and improvements thereon currently used or held for potential future use in the operations of the MediaNews Newspapers;

                     (iv) all accounts receivable, billed or unbilled, notes receivable, negotiable instruments and chattel paper, including credit card receivables relative to subscriptions and advertising charged by customers to credit cards and all accrued interest charges relating thereto (collectively, "ACCOUNTS RECEIVABLE") of the MediaNews Newspapers;

                     (v) all claims and rights (and benefits arising therefrom) relating to the MediaNews Assets or the MediaNews Newspapers against all persons whomsoever, including, without limitation, all rights against suppliers under warranties covering any of the Inventory or Equipment and all Permits and Environmental Permits, to the extent they are legally transferable by the MediaNews Parties, exclusive of rights and claims to Tax Assets or those related to any Excluded MediaNews Asset or the subject matter of any MediaNews Excluded Liabilities;

                     (vi) all Intellectual Property of the MediaNews Newspapers, and all goodwill associated with such Intellectual Property;

                     (vii) all sales orders and sales contracts, quotations and bids of the MediaNews Newspapers, including, without limitation, all contracts, agreements and orders for advertising in, distribution of advertising materials in and subscriptions to the MediaNews Newspapers and for the provision of commercial printing services;

                     (viii) all leases of real property used in the operations of the MediaNews Newspapers, to the extent assignable to the Partnership, and all rights and interests in and under all of the following types of contracts, leases, permits, licenses, authorizations and instruments, to the extent assignable to the Partnership: all purchase contracts for new equipment, including purchase price deposits, all contracts and advertisers and printing customers, all supplier contracts, all advertising service contracts, all service and feature contracts, all computer software and related hardware licensed or leased with respect to the MediaNews Newspapers and all other leases, powers of attorney, other contracts, permits, licenses, authorizations and instruments relating to the MediaNews Newspapers' operations, and all subsequent additions or modifications thereto in the ordinary course of business prior to the Closing, but excluding all MediaNews Excluded Assets, as defined in Section
1.3 of this Agreement;

                     (ix) all existing books, papers, files and records of the MediaNews Parties relating to the MediaNews Newspapers and not also relating to other publications owned by the MediaNews Parties or their Affiliates whether in hard copy, magnetic or other format (collectively, the "MEDIANEWS PARTIES' RECORDS"), including, without limitation, the following types of files and records: books of account and accounting information, such Tax information as the Partnership may reasonably request relating to the MediaNews Assets, contract files, current and former customer, dealer, advertiser and supplier files, including, without limitation, advertiser contracts, copies of newsprint contracts, subscriber and non-subscriber lists (including those of independent contractors which distribute the MediaNews Newspapers) and advertiser lists, lists of rack and box locations, lists of dealers, customer credit information, pricing information, historical and current circulation draw information, personnel and employment files, manufacturing and production information, market research and survey reports and records, equipment maintenance records, equipment warranty information, sales and advertising material, proprietary software used in connection with the editorial and classified advertising departments of the MediaNews Newspapers (including without limitation, all documentation and source codes and specifications and drawings for such software), equipment drawings, manuals and data, written confirmations or certificates relating to MediaNews Permits and MediaNews Environmental Permits, industry information and information relating to the MediaNews Newspapers' trade secrets and customer specifications;

                     (x) all prepaid expenses, all advances and other prepaid items and credits for or toward the purchase of goods, services and Inventory (collectively, the "PREPAIDS") by the MediaNews Parties or as relating to the MediaNews Newspapers, other than those hereinafter defined as MediaNews Excluded Assets, or relating to MediaNews Excluded Assets, which have not as of the Closing Date been received in full by the MediaNews Parties;

                     (xi) all addresses for real property locations transferred to the Partnership and, to the extent assignable, telephone numbers of the MediaNews Newspapers;

                     (xii) all of the MediaNews Parties' rights, title and interest in all security deposits, surety deposits and bonds presently maintained on behalf of the MediaNews Parties relative to the MediaNews Newspapers which relate to contracts, leases and agreements being assigned to and assumed by the Partnership at the Closing;

                     (xiii) the library of the MediaNews Newspapers, including, but not limited to the MediaNews Parties' and/or their Affiliates' right, title and interest in photography, art, clippings, files, prints, telephone and city directories, historic facts and memorabilia, all microfilm and microfiche reproductions of back issues, proprietary software, books, computer printouts, computer data and other reference materials, the morgue, all bound copies of back issues, and all unbound back issues of each of the MediaNews Newspapers;

                     (xiv) all leases of motor vehicles and other tangible personal property of the MediaNews Parties relating to the MediaNews Newspapers, to the extent assignable to the Partnership, but excluding all MediaNews Excluded Assets as defined in Section 1.3; and,

                     (xv) except for the MediaNews Excluded Assets, all other assets, whether tangible or intangible, not hereinafter expressly mentioned which are now, or as of the Closing will be, used in or held for future use in the MediaNews Newspapers' operations, or which are necessary for the operation of the MediaNews Newspapers as a going concern.

              (b) All of the MediaNews Assets shall be assigned, transferred, conveyed and delivered to the Partnership free and clear of all security interests, mortgages, pledges, restrictions, charges, liens of any kind or other material encumbrances ("LIENS") other than Liens described in Exhibit C hereto (the "PERMITTED MEDIANEWS LIENS") .

       1.2    EXCLUDED MEDIANEWS ASSETS.  Notwithstanding the provisions of
Section 1.1, the MediaNews Parties shall not assign, transfer, convey or deliver to the Partnership, and the term "MEDIANEWS ASSETS" shall not include, any of the following (the "EXCLUDED MEDIANEWS ASSETS"):

              (a) all bank accounts, cash and cash equivalents, stocks, bonds, financial instruments, silver, marketable securities and all similar investments or liquid assets, on deposit or held by the MediaNews Parties as of the Closing for the account of or related to the MediaNews Newspapers;

              (b) all income taxes receivable from a governmental authority and all income tax refunds receivable from a governmental authority (collectively, "TAX ASSETS") of the MediaNews Newspapers and all leases and agreements relating to the MediaNews Newspapers which are not assignable to the Partnership or which are not expressly assumed by the Partnership;

              (c) all deposits and prepaid expenses of the MediaNews Newspapers as of the Closing relating to MediaNews Excluded Assets or pursuant to contracts which are not being assigned as of the Closing Date to the Partnership;

              (d)    all of the MediaNews Parties' corporate records;

              (e) the MediaNews Parties' interests in any retroactive refunds for worker's compensation insurance premiums paid with respect to work performed prior to the Closing Date by employees of the MediaNews Newspapers; and,

              (f) all rights and claims relating to any Excluded MediaNews Asset or the subject matter of any MediaNews Excluded Liabilities.

              (g) all newsprint purchase agreements and insurance policies, except those insurance policies being transferred on a provisional basis with respect to all or a portion of the 90 day transition period following the Closing, as more fully described on Exhibit D hereto;

              (h) all employee benefit plans relating to the MediaNews Newspapers, except those being transferred on a provisional basis with respect to all or a portion of the 90 day transition period following the Closing, as more fully described on Exhibit D hereto; and,

              (i) such other assets, if any, as are specifically described in Exhibit D hereto.

       1.3 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement, on the Closing Date the Partnership shall assume, and agree to pay, perform and discharge when due, all debts, liabilities and obligations of any kind, character or description, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undetermined (collectively, "LIABILITIES") of the MediaNews Parties relating to the MediaNews Newspapers and/or MediaNews Assets other than the Excluded MediaNews Liabilities (as defined below) (collectively, the "ASSUMED MEDIANEWS LIABILITIES").

       1.4 EXCLUDED MEDIANEWS LIABILITIES. Notwithstanding the provisions of Section 1.3, the MediaNews Parties shall retain, and shall be responsible for paying, performing and discharging when due, and the Partnership shall not assume or have any responsibility for, and the term "ASSUMED MEDIANEWS LIABILITIES" shall not include, any of the Liabilities relating to the MediaNews Newspapers and/or MediaNews Assets which arise out of the MediaNews Parties' operation or ownership thereof prior to the Closing Date and those other liabilities described in Exhibit E hereto (the "EXCLUDED MEDIANEWS LIABILITIES").

                       II.  FORMATION OF DONREY NEWSPAPERS LLC

       2.1    FORMATION OF  DONREY NEWSPAPERS LLC.

              (a) Prior to the Closing, DR Partners shall cause the formation and organization of a limited liability company to be called "DONREY NEWSPAPERS LLC" (hereafter "DONREY"). Donrey shall be organized under the laws of the State of Arkansas. Only DR Partners shall be a member of, or otherwise own an equity interest in, Donrey at formation. Upon the terms and subject to the conditions of this Agreement, DR Partners shall (or shall cause the appropriate person to), on the Closing Date, assign, transfer, convey and deliver to the Partnership, as a capital contribution to, and in exchange for membership interests in Donrey, all their right, title and interest in and to the following assets and properties (such assets and properties being referred to herein as the "DONREY ASSETS") used, held for use in, located at the premises of or shown on the financial statements of the businesses of the newspapers listed in the schedule appended hereto as Exhibit F (the "DONREY NEWSPAPERS"), except as otherwise provided in Section
2.2 hereof. The Donrey Assets shall include, without limitation, the following items:

                     (i) all Inventory, including, without limitation, newsprint, ink, raw materials, work in process, finished goods, service parts and spare parts and circulation, production, maintenance and office supplies of the Donrey Newspapers;

                     (ii) all Equipment (other than the Donrey Inventory or leased personal property) of the Donrey Newspapers;

                     (iii) that certain real property and all appurtenances thereto and improvements thereon currently used or held for potential future use in the operations of the Donrey Newspapers;

                     (iv)   all Accounts Receivable of the Donrey Newspapers;

                     (v) all claims and rights (and benefits arising therefrom) relating to the Donrey Assets or the Donrey Newspapers against all persons whomsoever, including, without limitation, all rights against suppliers under warranties covering any of the Inventory or Equipment and all Permits and Environmental Permits, to the extent they are legally transferable by DR Partners, exclusive of rights and claims to Tax Assets or those relating to any Excluded Donrey Asset or the subject matter of any Donrey Excluded Liability;

                     (vi) all Intellectual Property of the Donrey Newspapers, and all goodwill associated with such Intellectual Property;

                     (vii) all sales orders and sales contracts, quotations and bids of the Donrey Newspapers, including, without limitation, all contracts, agreements and orders for advertising in, distribution of advertising materials in and subscriptions to the Donrey Newspapers and for the provision of commercial printing services;

                     (viii) all leases of real property used in the operations of the Donrey Newspapers, to the extent assignable to the Partnership, and all rights and interests in and under all of the following types of contracts, leases, permits, licenses, authorizations and instruments, to the extent assignable to the Partnership: all purchase contracts for new equipment, including purchase price deposits, all contracts and advertisers and printing customers, all supplier contracts, all newsprint contracts, all advertising service contracts, all service and feature contracts, all computer software and related hardware licenses or leased with respect to the Donrey Newspapers and all other leases, powers of attorney, other contracts, permits, licenses, authorizations and instruments relating to the Donrey Newspapers' operations, and all subsequent additions or modifications thereto in the ordinary course of business prior to the Closing, but excluding all Donrey Excluded Assets, as defined in Section 2.3 of this Agreement;

                     (ix) all existing books, papers, files and records of DR Partners relating to the Donrey Newspapers and not also relating to other publications owned by DR Partners or its Affiliates, whether in hard copy, magnetic or other format (collectively, the "DR Partners" Records"), including, without limitation, the following types of files and records: books of account and accounting information, such Tax information as the

Partnership may reasonably request relating to the Donrey Assets, contract files, current and former customer, dealer, advertiser and supplier files, including, without limitation, advertiser contracts, copies of newsprint contracts, subscriber and non-subscriber lists (including those of independent contractors which distribute the Donrey Newspapers) and advertiser lists, lists of rack and box locations, lists of dealers, customer credit information, pricing information, historical and current circulation draw information, personnel and employment files, manufacturing and production information, market research and survey reports and records, equipment maintenance records, equipment warranty information, sales and advertising material, proprietary software used in connection with the editorial and classified advertising departments of the Donrey Newspapers (including without limitation, all documentation and source codes and specifications and drawings for such software), equipment drawings, manuals and data, written confirmations or certificates relating to Permits and Environmental Permits, industry information and information relating to the Donrey Newspapers' trade secrets and customer specifications;

                     (x) all Prepaids relating to the Donrey Newspapers, other than those hereinafter defined as Donrey Excluded Assets, or relating to Donrey Excluded Assets, which have not as of the Closing Date been received in full by DR Partners;

                     (xi) all addresses for real property locations transferred to the Partnership and, to the extent assignable, telephone numbers of the Donrey Newspapers;

                     (xii) all of DR Partners' rights, title and interest in all security deposits, surety deposits and bonds presently maintained on behalf of DR Partners relative to the Donrey Newspapers which relate to contracts, leases and agreements being assigned to and assumed by the Partnership at the Closing;

                     (xiii) the library of the Donrey Newspapers, including, but not limited to DR Partners' and/or its Affiliates' right, title and interest in photography, art, clippings, files, prints, telephone and city directories, historic facts and memorabilia, all microfilm and microfiche reproductions of back issues, proprietary software, books, computer printouts, computer data and other reference materials, the morgue, all bound copies of back issues, and all unbound back issues of each of the Donrey Newspapers;

                     (xiv) all leases of motor vehicles and other tangible personal property of DR Partners relating to the Donrey Newspapers, to the extent assignable to the Partnership, but excluding all Donrey Excluded Assets as defined in Section 2.3; and,

                     (xv) except for the Donrey Excluded Assets, all other assets, whether tangible or intangible, not hereinafter expressly mentioned which are now, or as of the Closing will be, used in or held for future use in the Donrey Newspapers' operations, or which are necessary for the operation of the Donrey Newspapers as a going concern.

              (b) All of the Donrey Assets shall be assigned, transferred, conveyed and delivered to the Partnership free and clear of all Liens other than the Liens described in Exhibit G hereto (the "PERMITTED DONREY LIENS").

       2.2    EXCLUDED DONREY ASSETS.   Notwithstanding the provisions of
Section 2.1, DR Partners shall not assign, transfer, convey or deliver to the Partnership, and the term "DONREY ASSETS" shall not include, any of the following (the "DONREY EXCLUDED ASSETS"):

              (a) all bank accounts, cash and cash equivalents, stocks, bonds, financial instruments, silver, marketable securities and all similar investments or liquid assets, on deposit or held by DR Partners as of the Closing for the account of or related to the Donrey Newspapers;

              (b) all Tax Assets of the Donrey Newspapers and all leases and agreements relating to the Donrey Newspapers which are not assignable to the Partnership or which are not expressly assumed by the Partnership;

              (c) all deposits and prepaid expenses of DR Partners as of the Closing relating to Donrey Excluded Assets or pursuant to contracts which are not being assigned as of the Closing Date to the Partnership;

              (d)    all of DR Partners' partnership records;

              (e) DR Partners' interests in any retroactive refunds for worker's compensation insurance premiums paid with respect to work performed prior to the Closing Date by employees of the Donrey Newspapers;

              (f) all rights and claims relating to any Excluded Donrey Asset or the subject matter of any Donrey Excluded Liability;

              (g) all newsprint purchase agreements and insurance policies, except those insurance policies being transferred on a provisional basis with respect to all or a portion of the 90 day transition period following the Closing, as more fully described on Exhibit H hereto;

              (h) all employee benefit plans relating to the Donrey Newspapers, except those being transferred on a provisional basis with respect to all or a portion of the 90 day transition period following the Closing, as more fully described on Exhibit H hereto; and,

              (i) such other assets, if any, as are specifically described in Exhibit H hereto.

       2.3 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Partnership shall assume, and agree to pay, perform and discharge when due, all Liabilities of DR Partners relating to the Donrey Newspapers and/or Donrey Assets other than the Excluded Donrey Liabilities (as defined below) (collectively, the "ASSUMED DONREY LIABILITIES").

       2.4    EXCLUDED DONREY LIABILITIES.  Notwithstanding the provisions of
Section 2.3, the DR Partners shall retain, and shall be responsible for paying, performing and discharging when due, and the Partnership shall not assume or have any responsibility for, and the term "ASSUMED DONREY LIABILITIES" shall not include any of the Liabilities relating to the Donrey Newspapers and/or Donrey Assets which arise out of DR Partners' operations and ownership thereof prior to the Closing Date and those other Liabilities described in Exhibit I hereto (the "EXCLUDED DONREY LIABILITIES").

                III. TRANSFER OF GANNETT ASSETS TO PARTNERSHIP AND ASSUMPTION OF GANNETT LIABILITIES BY PARTNERSHIP

       3.1    TRANSFER OF GANNETT ASSETS.

              (a) Upon the terms and subject to the conditions of this Agreement, MWSB and Sun (hereinafter collectively referred to as "Gannett") shall (or shall cause the appropriate person to), on the Closing Date, assign, transfer, convey and deliver to the Partnership, as a capital contribution to, all of MWSB's and Sun's right, title and interest in and to the following assets and properties (such assets and properties being referred to herein as the "GANNETT ASSETS") used, held for use in, located at the premises of or shown on the financial statements of the businesses of the newspaper or newspapers listed in the schedule appended hereto as Exhibit J (the "GANNETT NEWSPAPERS"), except as otherwise provided in Section 3.2 hereof. The Gannett Assets shall include, without limitation, the following items:

                     (i) all Inventory, including, without limitation, newsprint, ink, raw materials, work in process, finished goods, service parts and spare parts and circulation, production, maintenance and office supplies of the Gannett Newspapers;

                     (ii) all Equipment (other than the Gannett Inventory or leased personal property) of the Gannett Newspapers;

                     (iii) that certain real property and all appurtenances thereto and improvements thereon currently used or held for potential future use in the operations of the Gannett Newspapers;

                     (iv)   all Accounts Receivable of the Gannett Newspapers;

                     (v) all claims and rights (and benefits arising therefrom) relating to the Gannett Assets or the Gannett Newspapers against all persons whomsoever, including, without limitation, all rights against suppliers under warranties covering any of the Inventory or Equipment and all Permits and Environmental Permits, to the extent they are legally transferable by Gannett, exclusive of rights and claims to Tax Assets or those relating to any Excluded Gannett Assets or the subject matter of any Gannett Excluded Liability;

                     (vi) all Intellectual Property of the Gannett Newspapers, and all goodwill associated with such Intellectual Property;

                     (vii) all sales orders and sales contracts, quotations and bids of the Gannett Newspapers, including, without limitation, all contracts, agreements and orders for advertising in, distribution of advertising materials in and subscriptions to the Gannett Newspapers and for the provision of commercial printing services;

                     (viii) all leases of real property used in the operations of the Gannett Newspapers, to the extent assignable to the Partnership, and all rights and interests in and under all of the following types of contracts, leases, permits, licenses, authorizations and instruments, to the extent assignable to the Partnership: all purchase contracts for new equipment, including purchase price deposits, all contracts and advertisers and printing customers, all supplier contracts, all newsprint contracts, all advertising service contracts, all service and feature contracts, all computer software and related hardware licenses or leased with respect to the Gannett Newspapers and all other leases, powers of attorney, other contracts, permits, licenses, authorizations and instruments relating to the Gannett Newspapers' operations, and all subsequent additions or modifications thereto in the ordinary course of business prior to the Closing, but excluding all Gannett Excluded Assets, as defined in Section 3.3 of this Agreement;

                     (ix) all existing books, papers, files and records of Gannett relating to the Gannett Newspapers and not also relating to other publications owned by Gannett and/or its Affiliates, whether in hard copy, magnetic or other format (collectively, the "Gannett Records"), including, without limitation, the following types of files and records: books of account and accounting information, such Tax information as the Partnership may reasonably request relating to the Gannett Assets, contract files, current and former customer, dealer, advertiser and supplier files, including, without limitation, advertiser contracts, copies of newsprint contracts, subscriber and non-subscriber lists (including those of independent contractors which distribute the Gannett Newspapers) and advertiser lists, lists of rack and box locations, lists of dealers, customer credit information, pricing information, historical and current circulation draw information, personnel and employment files, manufacturing and production information, market research and survey reports and records, equipment maintenance records, equipment warranty information, sales and advertising material, proprietary software used in connection with the editorial and classified advertising departments of the Gannett Newspapers (including without limitation, all documentation and source codes and specifications and drawings for such software), equipment drawings, manuals and data, written confirmations or certificates relating to Permits and Environmental Permits, industry information and information relating to the Gannett Newspapers' trade secrets and customer specifications;

                     (x) all Prepaids relating to the Gannett Newspapers, other than those hereinafter defined as Gannett Excluded Assets, or relating to Gannett Excluded Assets, which have not as of the Closing Date been received in full by Gannett;

                     (xi) all addresses for real property locations transferred to the Partnership and, to the extent assignable, telephone numbers of the Gannett Newspapers;

                     (xii) all of Gannett's rights, title and interest in all security deposits, surety deposits and bonds presently maintained on behalf of Gannett relative to the Gannett Newspapers which relate to contracts, leases and agreements being assigned to and assumed by the Partnership at the Closing;

                     (xiii) the library of the Gannett Newspapers, including, but not limited to Gannett's and/or its Affiliates' right, title and interest in photography, art, clippings, files, prints, telephone and city directories, historic facts and memorabilia, all microfilm and microfiche reproductions of back issues, proprietary software, books, computer printouts, computer data and other reference materials, the morgue, all bound copies of back issues, and all unbound back issues of each of the Gannett Newspapers;

                     (xiv) all leases of motor vehicles and other tangible personal property of Gannett relating to the Gannett Newspapers, to the extent assignable to the Partnership, but excluding all Gannett Excluded Assets as defined in Section 3.3; and,

                     (xv) except for the Gannett Excluded Assets, all other assets, whether tangible or intangible, not hereinafter expressly mentioned which are now, or as of the Closing will be, used in or held for future use in the Gannett Newspapers' operations, or which are necessary for the operation of the Gannett Newspapers as a going concern.

              (b) All of the Gannett Assets shall be assigned, transferred, conveyed and delivered to the Partnership free and clear of all Liens other than the Liens described in Exhibit K hereto (the "PERMITTED GANNETT LIENS").

       3.2    EXCLUDED GANNETT ASSETS.   Notwithstanding the provisions of
Section 3.1, Gannett shall not assign, transfer, convey or deliver to the Partnership, and the term "GANNETT ASSETS" shall not include, any of the following (the "GANNETT EXCLUDED ASSETS"):

              (a) all bank accounts, cash and cash equivalents, stocks, bonds, financial instruments, silver, marketable securities and all similar investments or liquid assets, on deposit or held by Gannett as of the Closing for the account of or related to the Gannett Newspapers;

              (b) all Tax Assets of the Gannett Newspapers and all leases and agreements relating to the Gannett Newspapers which are not assignable to the Partnership or which are not expressly assumed by the Partnership;

              (c) all deposits and prepaid expenses of Gannett as of the Closing relating to Gannett Excluded Assets or pursuant to contracts which are not being assigned as of the Closing Date to the Partnership;

              (d)    all of Gannett's corporate records;

              (e) Gannett's interests in any retroactive refunds for worker's compensation insurance premiums paid with respect to work performed prior to the Closing Date by employees of the Gannett Newspapers;

              (f) all rights and claims relating to any Excluded Gannett Assets or the subject matter of any Gannett Excluded Liability;

              (g)    all newsprint purchase agreements and insurance policies;

              (h) all employee benefit plans relating to the Gannett Newspapers and all specific computer support systems and all specific Gannett intercompany contracts to which Sun is a party which are specifically described on Exhibit L hereto, except those being transferred on a provisional basis with respect to all or a portion of the 90 day transition period following the Closing, as more fully described in Exhibit L hereto; and,

              (i) the use of the name Gannett and such other assets, if any, as are specifically described in Exhibit L hereto.

       3.3 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Partnership shall assume, and agree to pay, perform and discharge when due, all Liabilities of Gannett relating to the Gannett Newspapers and/or Gannett Assets other than the Excluded Gannett Liabilities (as defined below) (collectively, the "ASSUMED GANNETT LIABILITIES").

       3.4 EXCLUDED GANNETT LIABILITIES. Notwithstanding the provisions of Section 3.3, the Gannett shall retain, and shall be responsible for paying, performing and discharging when due, and the Partnership shall not assume or have any responsibility for, and the term "ASSUMED GANNETT LIABILITIES" shall not include any of the Liabilities relating to the Gannett Newspapers and/or Gannett Assets which arise out of Gannett's operation or ownership thereof prior to the Closing Date and those other Liabilities described in Exhibit M hereto (the "EXCLUDED GANNETT LIABILITIES").

                            IV.   FORMATION OF CALIFORNIA
                              NEWSPAPERS PARTNERSHIP; CLOSING


       4.1    FORMATION OF CALIFORNIA NEWSPAPERS PARTNERSHIP.

              (a) At the Closing, upon the terms and subject to the conditions of this Agreement, the MediaNews Parties, DR Partners and Gannett shall jointly cause West Coast MediaNews, Donrey and Gannett to form and organize a general partnership, to be called California Newspapers Partnership pursuant to the partnership agreement substantially in the form of Exhibit N hereto (the "PARTNERSHIP AGREEMENT"). The Partnership shall be organized under the laws of the State of Delaware. Donrey, West Coast MediaNews and Gannett shall be partners in the Partnership. At the Closing, upon the terms and subject to the conditions of this Agreement, Donrey, West Coast MediaNews and Gannett shall jointly cause each of DR Partners, the MediaNews Parties and Gannett to assign, transfer, convey and deliver to the Partnership, for the benefit of Donrey, West Coast MediaNews and Gannett, and as a capital contribution to the Partnership by Donrey, West Coast MediaNews and Gannett, in exchange for the Percentage Interests of the Partnership set forth in the Partnership Agreement, all their right, title and interest in and to the Donrey Assets, the MediaNews Assets and the Gannett Assets.

              (b) All of the Donrey Assets, the MediaNews Assets and the Gannett Assets shall be assigned, transferred, conveyed and delivered to the Partnership free and clear of all Liens other than the Permitted MediaNews Liens, the Permitted Donrey Liens and the Permitted Gannett Liens.

              (c) In addition to the foregoing contributions, West Coast MediaNews shall contribute to the Partnership, on the Closing Date, cash in the amount of $588,000, Donrey shall contribute to the Partnership, on the Closing Date, cash in the amount of $285,000 and Gannett shall contribute to the Partnership, on the Closing Date, cash in the amount of $127,000.

       4.2 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement, at the Closing, Donrey, West Coast MediaNews and Gannett shall jointly cause the Partnership to assume, and agree to pay, perform and discharge when due, all Assumed Donrey Liabilities, all Assumed MediaNews Liabilities and all Assumed Gannett Liabilities.

       4.3 CLOSING. Upon the terms and subject to the conditions of this Agreement, the transactions contemplated by Sections 4.1 and 4.2 shall take place at a closing (the "CLOSING") to be held at the offices of Verner, Liipfert, Bernhard, McPherson & Hand Chartered, 901 15th Street, N.W., Washington, D.C. 20005 at 10:00 a.m., Washington, D.C., on the later of March 31, 1999 or the second business day following the satisfaction or waiver of all of the conditions to the obligations of the parties set forth in Article IX hereof, or at such other time and place as DR Partners, the MediaNews Parties and Gannett may mutually agree upon in writing, effective as of the close of business March 31, 1999. (The day on which the Closing is deemed to be effective being hereinafter referred to as the "CLOSING DATE").

       4.4    CLOSING DELIVERIES.

              (a) At the Closing, the MediaNews Parties shall deliver (or shall cause the delivery of):

                     (i) a contribution and assignment agreement, substantially in the form of Exhibit O (the "ASSIGNMENT AGREEMENT"), and such other documents and instruments as may be reasonably requested by DR Partners or Gannett to transfer the MediaNews Assets to the Partnership and/or evidence such transfer on the public records;

                     (ii) an executed counterpart of the assumption agreement, substantially in the form of Exhibit P hereto (an "ASSUMPTION AGREEMENT");

                     (iii) an executed counterpart of the Partnership Agreement in the form of Exhibit N hereto;

                     (iv) an opinion of counsel on behalf of the MediaNews Parties and West Coast MediaNews LLC in the form appended as Exhibit Q hereto;

                     (v) the certificates and other documents and agreements required to be delivered pursuant to Section 9.2;

                     (vi) a warrant deed conveying to the Partnership in such form as may be agreeable to DR Partners and Gannett title to each parcel of MediaNews Real Estate, the title for which is being conveyed to the Partnership, (subject only to Permitted Liens, a standard owner's and seller's affidavit to and for the benefit of the Partnership, and a certificate in compliance with the Foreign Investment in Real Property Tax Act ("FIRPTA") certifying that the

MediaNews Parties are persons or entities subject to withholding under FIRPTA, with respect to the MediaNews Real Estate;

                     (vii) certificates of title or origin (or like documents) with respect to all vehicles and other Equipment included in the MediaNews Assets for which a certificate of title or origin is required in order for title thereto to be transferred to the Partnership; and,

                     (viii) a printing agreement for USA TODAY and USA TODAY BASEBALL WEEKLY, in the form of Exhibit U hereto, as executed by the Partnership.

              (b) At the Closing, DR Partners shall deliver (or cause the delivery of):

                     (i) a contribution and assignment agreement, substantially in the form of Exhibit O (the "ASSIGNMENT AGREEMENT"), and such other documents and instruments as may be reasonably requested by the MediaNews Parties or Gannett to transfer the Donrey Assets to the Partnership or evidence such transfer on the public records;

                     (ii)   an executed counterpart of the Assumption
Agreement;

                     (iii)  an executed counterpart of the Partnership
Agreement;

                     (iv) an opinion of counsel on behalf of Donrey in the form appended as Exhibit R hereto;

                     (v) the certificates and other documents and agreements required to be delivered pursuant to Section 9.1;

                     (vi) a warrant deed conveying to the Partnership in such form as may be agreeable to the MediaNews Parties and Gannett title to each parcel of Donrey Real Estate, the title for which is being conveyed to the Partnership, (subject only to Permitted Liens, a standard owner's and seller's affidavit to and for the benefit of the Partnership and a certificate in compliance with the Foreign Investment in Real Property Tax Act ("FIRPTA") certifying DR Partners is a person or entity subject to withholding under FIRPTA, with respect to the Donrey Real Estate;

                     (vii) certificates of title or origin (or like documents) with respect to all vehicles and other Equipment included in the Donrey Assets for which a certificate of title or origin is required in order for title thereto to be transferred to the Partnership; and,

                     (viii) a printing agreement for USA TODAY and USA TODAY BASEBALL WEEKLY, in the form of Exhibit U hereto, as executed by the Partnership.

              (c) At the Closing, Gannett shall deliver (or cause the delivery of):

                     (i) a contribution and assignment agreement, substantially in the form of Exhibit O (the "ASSIGNMENT AGREEMENT"), and such other documents and instruments as may be reasonably requested by the MediaNews Parties or DR Partners to transfer the Gannett Assets to the Partnership or evidence such transfer on the public records;

                     (ii)   an executed counterpart of the Assumption
Agreement;

                     (iii)  an executed counterpart of the Partnership
Agreement;

                     (iv) an opinion of counsel on behalf of Gannett in the form appended as Exhibit S hereto;

                     (v) the certificates and other documents and agreements required to be delivered pursuant to Section 9.1;

                     (vi) a warrant deed conveying to the Partnership in such form as may be agreeable to the MediaNews Parties and DR Partners title to each parcel of Gannett Real Estate, the title for which is being conveyed to the Partnership, (subject only to Permitted Liens, a standard owner's and seller's affidavit to and for the benefit of the Partnership and a certificate in compliance with the Foreign Investment in Real Property Tax Act ("FIRPTA") certifying that Gannett is a person or entity subject to withholding under FIRPTA, with respect to the Gannett Real Estate; and,

                     (vii) certificates of title or origin (or like documents) with respect to all vehicles and other Equipment included in the Gannett Assets for which a certificate of title or origin is required in order for title thereto to be transferred to the Partnership.

       4.5    WORKING CAPITAL ADJUSTMENT.

              (a) WORKING CAPITAL STATEMENT. One hundred eighty days following the Closing pursuant to this Agreement, the Chief Financial Officer of the Partnership shall prepare and deliver to the Partners working capital statements of the businesses contributed to the Partnership by each of them (the "WORKING CAPITAL STATEMENTS") based upon the books and records of the Partnership as of the Closing Date, provided, that with respect to Accounts Receivable, the value thereof shall be determined based upon the actual collections received by each party or the Partnership with respect thereto during the 180-day period commencing with the Closing Date. For purposes of determining a party's collections, all sums received by such party or the Partnership during the 180-day period shall be credited: (i) to such accounts receivable, if any, as may be designated by the party submitting the payment,
(ii) in the absence of any such designation, on a first-in-first-out basis relative to (i) the Accounts Receivable and (ii) such additional accounts receivable as may be created by the Partnership subsequent to the Closing Date with respect to any customers of the Partnership who may also be Accounts Receivable debtors, PROVIDED HOWEVER, that with respect to specific account balances (if any) which may be disputed by those debtors, no payments shall be allocated to any such account unless specifically so designated by such debtor. Any uncollected receivable at the end of such 180 day period shall be returned by the Partnership to the Partner who contributed such receivables to the Partnership. There also shall be paid to the Partner contributing any receivable characterized as uncollectible on that Partner's Working Capital Statement any sum collected by the Partnership with respect to such account, promptly following the Partnership's collection thereof. Subject to the provisions of Section 4.5(c) and the second to last sentence hereof, the Working Capital Statements shall be prepared in accordance with generally accepted accounting principles, but shall use the special rules set forth in Section 4.5(c) and exclude therefrom all Excluded Assets and all Excluded Liabilities of each of the parties, as hereinbefore defined, and such other items as are described in Exhibit T as being excluded items, and shall, subject to the special rules set forth in Section 4.5(c) and such exclusions, fairly present the current assets and current liabilities of the businesses being contributed by such party to the
Partnership as at the Closing Date.   In the event that the combined final
working capital of the businesses contributed to the Partnership by a party, as set forth on the Working Capital Statement of such party, is smaller in proportion to the combined working capital of the businesses contributed to the Partnership by all of the parties (as reflected on all of the parties Working Capital Statements) than such party's Percentage Interest (as defined in Section 3.1(a) of the Partnership Agreement), then such party shall be required to pay to the other parties, cash in an amount which when added to the amount of combined working capital of the business contributed to the Partnership by such party would be sufficient to cause the combined sum thereof to be equal to such Party's Percentage Interest in the combined working capital of the businesses contributed to the Partnership by all of the parties, as set forth in the orking Capital Statement of each of the parties. The categories of items to be reflected in the calculation of current assets and current liabilities on the Working Capital Statements are
as set forth by way of example only in Exhibit T.   All payments due under
the preceding provisions of this Section 4.5(a) shall be made within 15 days of the date of final determination of the amounts due hereunder and shall be properly reflected on the books of the Partnership.

              (b) DISPUTES. In the event of a dispute between West Coast MediaNews, Donrey and/or Gannett as to any matter set forth in Section 4.5(a), the parties shall use reasonable efforts to resolve any such dispute, but if a final resolution is not obtained within thirty (30) days after the Working Capital Statements are delivered to each party, and the Partnership's Chief Financial Officer has advised each of the parties in writing of the amounts (if any) due and owing from each pursuant to Section 4.5(a) hereof any remaining dispute shall be resolved by independent public accountants selected by unanimous vote of the Management Committee. Such accounting firm may use such auditing procedures as it may deem appropriate and the decision of such accounting firm shall be binding and conclusive upon the parties.
The costs and fees of such accounting firm shall be borne by the Partnership.

              (c) VALUATION OF CERTAIN CURRENT ASSETS AND LIABILITIES. In calculating working capital for the purposes of Section 4.5 (a): (i) there shall be reflected as a current liability appropriate accruals for advertising rebates and advertising agency commissions, (ii) all newsprint inventories, exclusive of items of a quality not readily useable by the Partnership, shall be valued at $525 per metric ton, (iii) the items included and the methodologies used to value the assets and liabilities of the business contributed by the respective parties shall be on a consistent and comparable basis or an economic adjustment shall be made to achieve comparability and (iv) all intercompany accounts shall be treated as shareholder equity.

                       V.  REPRESENTATIONS, WARRANTIES AND
                          COVENANTS OF THE MEDIANEWS PARTIES

       Subject to the understanding that, with respect to the following representations and warranties, such representations and warranties as made by GSN, Alameda, V & P and IMP relate solely to the MediaNews Newspapers and/or MediaNews Assets and not to any other assets or publications of GSN, Alameda, IMP or their affiliates, each of the MediaNews Parties, jointly and severally, hereby represents, warrants and covenants to DR Partners and
Gannett:

       5.1 ORGANIZATION OF THE MEDIANEWS PARTIES. Each of GSN, Alameda, V & P and IMP is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, operate or lease its assets and properties, to conduct its business as currently conducted and is duly licensed, permitted or qualified to do business, and is in good standing, in each jurisdiction in which the operation of its business makes such licensing, permitting or qualification necessary.

       5.2 AUTHORITY. Each of the MediaNews Parties has all requisite power and authority to execute and deliver this Agreement and the other documents contemplated hereby (the "ANCILLARY AGREEMENTS"), to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each has obtained all necessary corporate and shareholder approvals for the execution and delivery of this Agreement and the Ancillary Agreements, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and upon their execution by such MediaNews Party, each of the Ancillary Agreements to which it is a party will be, duly executed and delivered by such party and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitute such party's legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       5.3 NON-CONTRAVENTION. Except as set forth in Section 5.3 of the MediaNews Newspapers Disclosure Schedule, none of the execution and delivery of this Agreement or the Ancillary Agreements by the MediaNews Parties, the performance of their obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby and thereby will conflict with the charter, by-laws, or other organizational documents of such party or will, with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, constitute or create a default under, or result in the creation or imposition of any Liens under (a) any contract, indenture, agreement, instrument, mortgage, lease or commitment to which any MediaNews Party is a party or by which any of them is or any of their properties is bound, or to which any of them is subject or (b) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to any MediaNews Party or to the business and operations of the MediaNews Parties as currently conducted.

       5.4 SOLVENCY. None of the MediaNews Parties is currently insolvent, as such term is defined in Title 11 of the United States Bankruptcy Code or any state statute relating to insolvency, and none of the execution and delivery of this Agreement or the Ancillary Agreements by any of the MediaNews Parties, the performance of its obligations hereunder or thereunder, or the consummation by the MediaNews Parties of the transactions contemplated hereby and thereby will render any such party insolvent.

       5.5 FINANCIAL STATEMENTS. MediaNews Group, Inc. has delivered to DR Partners and Gannett (i) balance sheets for Garden State and Alameda relating to the MediaNews Newspapers and statements of income for Garden State and Alameda relating to the MediaNews Newspapers, as of June 30, 1998 and for the fiscal year then ended and (ii) balance sheets and statements of income for each of the MediaNews Parties as of January 31, 1999 and for the seven month period ended January 31, 1999 relating to the MediaNews Newspapers (collectively, the "MEDIANEWS FINANCIAL STATEMENTS"). The MediaNews Financial Statements fairly present the financial condition and results of operations of the MediaNews Newspapers as of the dates and for the periods to which they relate, in accordance with generally accepted accounting principles, consistently applied, except (x) to the extent that certain year end adjustments, which are not individually or in the aggregate material, may not be reflected on the January 31, 1999 financial statements,
(y) for information ordinarily contained in footnotes to audited financial statements and (z) as may be set forth in Section 5.5 of the MediaNews Newspapers Disclosure Schedule.

       5.6 COMPLIANCE WITH LAWS. The MediaNews Parties have conducted and continue to conduct, in all respects, the respective business and operations of the MediaNews Newspapers in accordance with all laws, statutes, rules, regulations, judgments, orders or decrees of any court or governmental or regulatory authority applicable to any of the

MediaNews Newspapers and/or MediaNews Assets, and none of the MediaNews Parties is in relation to the MediaNews Newspapers and/or MediaNews Assets in violation of any such laws, statutes, rules, regulations, judgments, orders or decrees. Copies of all notices of violation of any of the foregoing which any of the MediaNews Parties has received within the past 3 years are attached to Section 5.6 of the MediaNews Newspapers Disclosure Schedule, and all violations alleged in such notices have been corrected.

       5.7 PERMITS. Each of the MediaNews Parties has all permits, licenses, franchises, orders, certificates and approvals (collectively, "PERMITS") of any federal, state or local regulatory or administrative agency, authority or court relating to the MediaNews Newspapers, necessary to the conduct of their respective business as currently conducted, or to the use of the MediaNews Assets as currently utilized. Each of the MediaNews Parties is in compliance with all MediaNews Permits.

       5.8 LITIGATION, ETC. Except as set forth in Section 5.8 of the MediaNews Newspapers Disclosure Schedule, there are no judicial or administrative actions, suits, proceedings or investigations, pending or, to the knowledge of the MediaNews Parties, threatened against any of the MediaNews Newspapers, their respective business or the MediaNews Assets, or which question the validity of this Agreement or challenge any of the transactions contemplated hereby, or the use of the MediaNews Assets, or the conduct of the MediaNews Newspapers, as currently conducted, after the Closing Date by the Partnership.

       5.9    EMPLOYEES.

              (a) Except as set forth in Section 5.9 of the MediaNews Newspapers Disclosure Schedule, none of the employees of any of the MediaNews Newspapers is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made or has been made during the past three years to organize any employees of any of the MediaNews Newspapers to form or enter into a labor union or similar organization.

              (b) Section 5.9 of the MediaNews Newspapers Disclosure Schedule sets forth a true and complete list of all employee benefit plans and all bonus, stock option, stock purchase, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other employee benefit plans, programs or arrangements, and all material employment or compensation agreements (collectively, "PLANS"), in each case for the benefit of, or relating to, current employees and former employees of any of the MediaNews Newspapers, other than those which are Excluded MediaNews Assets. The MediaNews Parties have made available to DR Partners and Gannett with respect to each MediaNews Newspapers Plan, a copy of the plan document, summary plan description the most recent annual report and, if applicable, the most recent Internal Revenue Service determination letter.

              (c)    All employee benefit plans, within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (the "EMPLOYEE BENEFIT PLANS"), maintained by any MediaNews Party or any Affiliate of a MediaNews Party with respect to any employees of any of the MediaNews Newspapers, as determined under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (the "CODE") ("ERISA AFFILIATE"), and which provide benefit to employees of any of the MediaNews Newspapers comply in all material respects with and are and have been operated in substantial accordance with each applicable provision of ERISA, the Code (including, without limitation, the requirements of Code Section 401(a) to the extent any of such plans which is an employee pension benefit plan (within the meaning of Section 3(a) of ERISA) is intended to conform to that section), other Federal statutes, and the regulations and rules promulgated pursuant thereto or in connection therewith.

              (d) Each Employee Benefit Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) and which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) and which provides benefits to employees of any of the MediaNews Newspapers complies in all material respects with and has been and operated substantially in accordance with each of the requirements of Section 162(i) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988, and Part 6 of Subtitle B of Title I of ERISA ("COBRA"). There are no pending or, to the knowledge of the MediaNews Parties, threatened claims, suits or other proceedings by any employee or former employee of any of the MediaNews Newspapers or by the beneficiary, dependent or representative of any such person, involving the failure of any group health plan ever maintained with respect to the employees of any of the MediaNews Newspapers to comply with the health care continuation requirements of COBRA.

              (e) Neither any MediaNews Party or any Affiliate of a MediaNews Party with respect to any employees of any of the MediaNews Newspapers nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of an employee pension benefit plan pertaining to employees of the Newspaper which is subject to Title IV of ERISA. There is currently no active filing by any MediaNews Party or any ERISA Affiliate with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan pertaining to employees of any of the MediaNews Newspapers which is subject to Title IV of ERISA, and which has been maintained or funded, in whole or in part, by any MediaNews Party or any ERISA Affiliate.

       5.10 OWNERSHIP AND TRANSFER OF MEDIANEWS ASSETS. Except as described in Section 5.10 of the MediaNews Newspapers Disclosure Schedule, the MediaNews Parties have good and marketable title to, or in the case of leased or subleased MediaNews Assets so indicated therein, valid and subsisting leasehold interests in, all of the MediaNews Assets, free and clear of all Liens other than Permitted MediaNews Liens, and will as of the Closing have, the unrestricted right to transfer, assign, convey and deliver to the Partnership all right, title and interest in and to the MediaNews Assets.

       5.11 EQUIPMENT. All of the Equipment included in the MediaNews Assets, including, without limitation, all press units together with all accouterments, attachments and accessories thereto (such as formers, folders, splicers, inserters, operator consoles and the like), is in good operating condition and repair, ordinary wear and tear excepted, and other than the MediaNews Excluded Assets, constitute all of the Equipment currently used or held for use in connection with the business of the MediaNews Newspapers as currently conducted.

       5.12 CONTRACTS, LEASES AND OTHER INSTRUMENTS. All contracts, subscriptions, leases and other instruments which relate to any of the MediaNews Assets and/or MediaNews Newspapers are in full force and binding upon the MediaNews Parties (or their Affiliates, as applicable) which are parties thereto. Except as set forth in Section 5.12 of the MediaNews Newspapers Disclosure Schedule, (i) no default by any MediaNews Party has occurred thereunder, (ii) to the knowledge of the MediaNews Parties, no default by other contracting parties has occurred thereunder, (iii) to the knowledge of the MediaNews Parties, no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by any MediaNews Party thereunder, and (iv) to the knowledge of the MediaNews Parties none of the other contracting parties has given notice of repudiation of any of its obligations thereunder.

       5.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since October 31, 1998, the business of the MediaNews Newspapers have been conducted only in the ordinary course and consistent with past practices, in all material respects, and, without limitation of the foregoing, except as may be necessary or appropriate to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, or as set forth in Section 5.13 of the MediaNews Newspapers Disclosure Schedule, none of the MediaNews Parties has with respect to the MediaNews Newspapers and/or MediaNews Assets (except with respect to the Excluded MediaNews Assets or the Excluded MediaNews Liabilities), since October 31, 1998:

              (a) suffered any material damage, destruction or loss to any of its material assets or properties whether or not covered by insurance;

              (b) sold, assigned or otherwise transferred any of its material assets or properties or imposed or suffered to exist any Lien upon any of its assets or properties;

              (c) canceled or compromised any material debts or claims other than for fair value and in the ordinary course of business, except for trade receivables written off in the ordinary course of business in accordance with past practices;

              (d) managed its Accounts Receivable, accounts payable and Inventories other than in accordance with past practices;

              (e) permitted any insurance policy pertaining to its assets, operations or employees to be canceled or lapse;

              (f) incurred any indebtedness for borrowed money other than to discharge obligations incurred in the ordinary course of business pursuant to existing credit agreements;

              (g) entered into or adopted any employment or severance agreement with any officer of such entity;

              (h) merged with, entered into a consolidation agreement with or acquired an interest in any person, or acquired a substantial portion of the assets or business of any person, or otherwise acquired any material assets;

              (i) made any material change in any method of accounting or accounting practice used by such entity other than changes required by generally accepted accounting principles;

              (j) made any capital expenditure or commitment for any capital expenditure, except in the ordinary course of business, in excess of $1,000,000;

              (k) entered into any material agreement, arrangement or transaction with any of its officers, directors, shareholders, or members (or with any relative, beneficiary, spouse or affiliate of such person);

              (l) made any express or deemed election or settled or compromised any Liability with respect to taxes;

              (m) granted any raises to its employees which on average are greater than 4 percent of such employees' prior pay rate;

              (n) entered into any contract for the acquisition of newsprint or any other contract having a value in excess of $200,000 annually;

              (o) entered into any agreement to take any actions specified in this Section 5.13, except for this Agreement or taken any action which, if taken after the effective date of this Agreement, would constitute a breach of any covenant set forth in Section 8.1 hereof; and,

              (p) suffered or been threatened with any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of any of the MediaNews Newspapers, or with respect to the paid circulation of any of such newspapers, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any relationship between any of such newspapers and any of their material customers (including, without limitation, advertisers, subscribers and dealers, suppliers or key employees).

       5.14 TAXES. Except as set forth in Section 5.14 of the MediaNews Newspapers Disclosure Schedule or except as a consequence of the transactions contemplated by this Agreement and the Ancillary Agreements, (a) all returns and reports in respect of taxes required to be filed with respect to the MediaNews Newspapers and/or MediaNews Assets have been timely filed or will be timely filed for any period ending on or before the Closing Date, (b) all such returns and reports are true, correct and complete in all material respects and disclose all taxes due and payable for the periods covered therein and properly report each item required to be reported on such return,
(c) all taxes required to be shown on such returns or otherwise due have been timely paid or will be paid when due, (d) no deficiency for any amount of tax has been asserted or assessed by any governmental or taxing authority against any of the MediaNews Parties relating to any of the MediaNews Newspapers and/or MediaNews Assets, (e) no adjustment relating to such returns has been proposed formally or informally by any governmental or taxing authority and no basis exists for any such adjustment, (f) there are no pending or, to the knowledge of the MediaNews Parties, threatened actions or proceedings for the assessment or collection of taxes against any of the MediaNews Parties with respect to any of the MediaNews Newspapers or MediaNews Assets, (g) no tax Lien has been filed on any of the MediaNews Assets and (h) none of the MediaNews Parties has been included or is includible in any other consolidated return for any taxable period for which the statute of limitations has not expired. None of the MediaNews Parties has extended the time for any governmental or taxing authority to assess any tax with respect to any of the MediaNews Parties relating to any of the MediaNews Newspapers and/or MediaNews Assets. On the MediaNews December 31, 1998 Balance Sheet, reserves and allowances have been provided which are adequate to satisfy all Liabilities for taxes relating to te MediaNews Assets and the MediaNews Newspapers for the period covered thereby.

       5.15 BROKERS, FINDERS, ETC. No MediaNews Party or any of its Affiliates has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

       5.16 NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made in this Agreement by any MediaNews Party is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein not misleading in any material respect.

       5.17.  ENVIRONMENTAL.

              (a) The MediaNews Assets and the MediaNews Newspapers are in compliance with all applicable Environmental Laws and Environmental Permits and all issues raised in each notice, citation, inquiry or complaint which the MediaNews Parties have received in the past three years alleging any violation of or liability or potential liability under any applicable Environmental Law or Environmental Permit pertaining to the MediaNews Assets and/or the MediaNews Newspapers have been corrected or otherwise addressed to the satisfaction of regulatory authorities acting pursuant to Environmental Laws. The MediaNews Parties possess all Environmental Permits which are required for the operation of the MediaNews Newspapers as currently conducted, and are in compliance with the provisions of all such Environmental Permits.

              (b) There has not been any storage, treatment, generation, transportation or Release of any Hazardous Materials by the MediaNews Parties at or from the MediaNews Real Estate or, to the knowledge of the MediaNews Parties at any Facility to which the MediaNews Parties sent Hazardous Materials relating to the MediaNews Newspapers, in a quantity reportable under, or in violation of, or which may give rise to any obligation or the incurrence of any damages under, any applicable Environmental Laws.

              (c) All Containers which have been heretofore removed from the MediaNews Real Estate or such other real property were removed and disposed of in compliance with all applicable Environmental Laws.

              (d) No Lien or deed notice or restriction has been recorded under any Environmental Law with respect to any property or facility owned, operated, leased, managed, controlled or used by the MediaNews Parties with respect to any of the MediaNews Newspapers.

              (e) No MediaNews Real Estate or Facility relating to any of the MediaNews Newspapers which is to be owned or used by the Partnership is listed on the National Priorities List or on the Comprehensive Environmental Response, Compensation and Liability Information System list, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or on any state or local list of sites requiring removal, remedial response or corrective action pursuant to any environmental law.

              (f) Without in any way limiting the generality of the foregoing:

                     (i) there is no friable asbestos contained in or forming part of any building, building component, structure, office space or equipment owned, operated, leased, managed or controlled by any of the MediaNews Parties with respect to any of the MediaNews Newspapers or located on the MediaNews Real Estate;

                     (ii) no polychlorinated biphenyls are used or stored on the MediaNews Real Estate; and,

                     (iii) there are no locations included within the MediaNews Real Estate at which any Hazardous Material generated, used, owned or controlled by any of the MediaNews Parties or the MediaNews Parties' agents or affiliates have been disposed of or Released into the Environment.

       5.18.  MEDIANEWS REAL ESTATE.

              (a) All real property currently owned or leased by the MediaNews Parties and used or held for use in the business of the MediaNews Newspapers (the "MEDIANEWS REAL ESTATE") is identified and described in
Section 5.18 of the MediaNews Newspapers Disclosure Schedule. Except as set forth in Schedule 5.18 of the MediaNews Newspapers Disclosure Schedule, the MediaNews Parties hold fee simple title to all of the MediaNews Real Estate, subject only in the case of MediaNews Real Estate which is owned by any of the MediaNews Parties to real estate taxes not delinquent and to covenants, conditions, restrictions and easements of record which are set forth in such
Section 5.18. Except as set forth in such Section 5.18 the MediaNews Real Estate which is owned by any of the MediaNews Parties is not subject to any leases or tenancies. None of the improvements comprising the MediaNews Real Estate, nor the business conducted by the MediaNews Parties thereon as currently conducted, are in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility easement.

              (b) Except as identified in Schedule 5.18, there are no challenges or appeals pending regarding the amount of the taxes on, or the assessed valuation of any of the MediaNews Real Estate which is owned by any of the MediaNews Parties, and no special arrangements or agreements exist with any governmental authority with respect thereto.

              (c) Except as identified in Schedule 5.18, there is no Tax assessment (in addition to the normal, annual general real estate Tax assessment) pending or, to the MediaNews Parties' knowledge, threatened with respect to any portion of the MediaNews Real Estate owned by any of the MediaNews Parties.

              (d) Except as identified in Schedule 5.18, there are no condemnation proceedings pending or, to the MediaNews Parties' knowledge, threatened with respect to any portion of the MediaNews Real Estate owned by any of the MediaNews Parties.

              (e) All of the MediaNews Real Estate is served by utilities adequate to operate such facility at its current rate of production, and to the MediaNews Parties' knowledge, none of the utility companies servicing any such facility has threatened any MediaNews Party with any reduction in service. All of said utilities are installed and operating and all installation and connection charges have been paid in full.

              (f) The continued maintenance and operation of all of the MediaNews Real Estate, as currently maintained and operated, is not dependent on facilities located at other property, and the continued maintenance and operations of any other property is not dependent on facilities located on any of the MediaNews Real Estate; no building or other improvement not part of such MediaNews Real Estate relies on any of the MediaNews Real Estate or any interest therein to fulfill any governmental requirement; and no building or other improvement on any of the MediaNews Real Estate relies on any property not included within the MediaNews Real Estate to fulfill any governmental requirement.

       5.19.  INTELLECTUAL PROPERTY.

              (a) All of the (i) trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated goodwill of each, "TRADEMARKS") together with all registrations and pending applications to register any such rights; (ii) common law Trademarks; (iii) proprietary formulations, manufacturing methods, know-how and trade secrets; (iv) patents on and pending applications to patent any technology or design; (v) registrations of and applications to register copyrights; and (vi) licenses of rights in computer software, Trademarks, patents, copyrights, Internet URLs, unpatented formulations, manufacturing methods and other know-how, currently used or held for use in the MediaNews Newspapers and/or comprising part of the MediaNews Assets are referred to herein collectively as the "MEDIANEWS INTELLECTUAL PROPERTY".

              (b) (i) Except as set forth in Section 5.19 of the MediaNews Newspapers Disclosure Schedule, the MediaNews Parties are the owners of or duly licensed to use all of the MediaNews Intellectual Property necessary for the conduct of the Business as now conducted and operated; (ii) to the MediaNews Parties' knowledge, no other firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Trademarks; (iii) the MediaNews Parties have no knowledge of any claim with respect to, and have no reason to believe that any third party asserts ownership rights in, any of the MediaNews Intellectual Property; (iv) the MediaNews Parties have no knowledge of any claim and have no reason to believe that its use of any MediaNews Intellectual Property infringes any right of any third party; (v) the MediaNews Parties have no knowledge that any third party is infringing any of its rights in any of the MediaNews Intellectual Property; (vi) other than as set forth in Section 5.19 of the MediaNews Newspapers Disclosure Schedule, the MediaNews Parties are under no obligation to pay any royalties or similar payments in connection with any license of MediaNews Intellectual Property; and (vii) except as set forth in Section 5.19 of the MediaNews Newspapers Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the impairment of the Partnership's right to use any of the MediaNews Intellectual Property necessary for the conduct of the Business as now conducted and operated nor infringe upon the rights of any third party.

       5.20   YEAR 2000 COMPLIANCE.

              (a) Each system which includes software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) (collectively, a "SYSTEM"), that constitutes any part of, or is used in connection with the use, operation or enjoyment of, any of the MediaNews Assets (i) is designed (or has been modified) to be used prior to and after January 1, 2000, (ii) will operate without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, and (iii) will not be adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (i) through (iii) are referred to herein as "YEAR 2000 COMPLIANT");

              (b) No System that is utilized in the business, finances or operations of any of the MediaNews Newspapers receives data from or communicates with any component or system external to itself (whether or not such external component or system is any MediaNews Parties' or any third party's) that is not itself Year 2000 Compliant;

              (c) All licenses for the use of any system-related software, hardware, databases or embedded control system relating to any of the MediaNews Newspapers and/or MediaNews Assets permit the MediaNews Parties' or a third party to make all modifications, bypasses, debugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the System to operate compatibly, in conformance with their respective specifications, and to be Year 2000 Compliant; and,

              (d) No MediaNews Party has incurred, nor does it have any reason to believe that it may in the future incur, any expenses arising from or related to the failure of any System relating to any of the MediaNews Assets and/or MediaNews Newspapers as a result of not being Year 2000 Compliant.

       5.21   CIRCULATION.  With respect to circulation matters:

              (a) Attached to Section 5.21(a) of the MediaNews Newspapers Disclosure Schedule are true and complete copies of (i) the most recently completed ABC annual audit reports and (ii) the most recent publisher's statements submitted to ABC for each of the

MediaNews Newspapers which is audited by ABC. From the date of the latter of the foregoing, the paid circulation of each such newspaper has not fallen, after taking into account seasonal variations, below the circulation levels reported therein.

              (b) All representations contained in such publisher's statements and all materials submitted by any MediaNews Party to the ABC with respect to any of the MediaNews Newspapers for the periods covered by such publisher's statements and audit reports have been true and complete in all material respects.

              (c) Since January 1, 1998, no MediaNews Party has taken any action which was designed to result in a material reduction in circulation of any MediaNews Newspapers.

              (d) Since January 1, 1998, no MediaNews Party has made any material change in its policies for the pricing of circulation for any MediaNews Newspapers.

       5.22 ADVERTISING. Except as set forth in Section 5.22 of the MediaNews Newspapers Disclosure Schedule, since January 1, 1998, none of the MediaNews Newspapers received any written notice of any cancellation, non-renewal or material modification of any agreements or relationships with any of its top 10 (by dollar amount) retail, preprint or classified advertisers for the twelve months ended October 31, 1998, nor has any MediaNews Newspapers made any material change in its policies for the pricing of advertising and, no advertiser described above has provided written notice of their intent to (A) cancel previously scheduled or contracted for advertising for the period following the Closing, or (B) terminated or modified significantly their relationship with any of the MediaNews Newspapers.

       5.23 INVENTORY. All of the Inventory of the MediaNews Newspapers is in the physical possession and control of MediaNews Newspapers at their or their suppliers' facilities or in transit from suppliers. Such Inventory is of a quality readily usable and/or saleable in the normal course of the MediaNews Newspapers' business as currently conducted.

       5.24 RELATIONSHIPS WITH AFFILIATES. Section 5.25 of the MediaNews Newspapers Disclosure Schedule sets forth every business relationship (other than normal employment relationships and other than as may pertain to the MediaNews Excluded Assets) between any of the MediaNews Parties, on the one hand, and any affiliates, officers or directors of any MediaNews Party, on the other hand, which is related to any of the MediaNews Newspapers. None of said parties (other than the MediaNews Parties) owns any assets which are used in the business of the MediaNews Newspapers, as currently conducted, except for MediaNews Excluded Assets, or as reflected in Section 5.25 of the MediaNews Newspapers Disclosure Schedule.

       5.25 SECOND CLASS MAIL. All reports filed with the United States Postal Service in connection with, and second class mail postal permits applicable to, the MediaNews Newspapers were true and correct in all material respects at the time of their filing.

       5.26 NO UNDISCLOSED LIABILITIES. To the best knowledge of the MediaNews Parties, the MediaNews Parties have disclosed to DR Partners and Gannett all liabilities existing on the date hereof in excess of $100,000 relating to the MediaNews Newspapers or the MediaNews Assets.

                           VI.  REPRESENTATIONS, WARRANTIES
                             AND COVENANTS OF DR PARTNERS

       Subject to the understanding that, with respect to the following representations and warranties, DR Partners makes such representations and warranties solely with respect to the Donrey Assets and Donrey Newspapers and not to any other assets or publications of DR Partners or its affiliates, DR Partners hereby represents, warrants and covenants to the MediaNews Parties and Gannett:

       6.1 ORGANIZATION OF DR PARTNERS. DR Partners is a partnership duly organized, validly existing and in good standing under the laws of Nevada and has all requisite power and authority to own, operate or lease its assets and properties, to conduct its business as currently conducted and is duly licensed, permitted or qualified to do business, and is in good standing, in each jurisdiction in which the operation of its business makes such licensing, permitting or qualification necessary.

       6.2 AUTHORITY. DR Partners has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. DR Partners has obtained all necessary approvals for the execution and delivery of this Agreement and the Ancillary Agreements, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and upon their execution by DR Partners, each of the Ancillary Agreements to which it is a party will be, duly executed and delivered by DR Partners and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitute DR Partners's legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       6.3 NON-CONTRAVENTION. Except as set forth in Section 6.3 of the Donrey Newspapers Disclosure Schedule, none of the execution and delivery of this Agreement or the Ancillary Agreements by DR Partners, the performance of their obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby and thereby will conflict with the partnership agreement or other organizational documents of such party or will, with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, constitute or create a default under, or result in the creation or imposition of any Liens under (a) any contract, indenture, agreement, instrument, mortgage, lease or commitment to which DR Partners is a party or by which it is or any of its properties is bound, or to which any of them is subject or (b) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to DR Partners or to the business and operations of DR Partners as currently conducted.

       6.4 SOLVENCY. DR Partners is not currently insolvent, as such term is defined in Title 11 of the United States Bankruptcy Code or any state statute relating to insolvency, and none of the execution and delivery of this Agreement or the Ancillary Agreements by DR Partners, the performance of its obligations hereunder or thereunder, or the consummation by DR Partners of the transactions contemplated hereby and thereby will render DR Partners insolvent.

       6.5    FINANCIAL STATEMENTS.   DR Partners has delivered to the
MediaNews Parties and Gannett balance sheets relating to the Donrey Newspapers as of December 31, 1998, and statements of income relating to such newspapers for the year then ended. DR Partners has also delivered to the MediaNews Parties balance sheets relating to the Donrey Newspapers as of January 31, 1999 and statements of income for such newspapers for the one month period then ended (collectively, the "DONREY FINANCIAL STATEMENTS"). The Donrey Financial Statements fairly present the financial condition and results of operations of the Donrey Newspapers as of the date and for the periods to which they relate, in accordance with generally accepted accounting principles, consistently applied, except (x) to the extent that certain year end adjustments, which are not individually or in the aggregate material, may not be reflected on the January 31, 1999 financial statements,
(y) for information ordinarily contained in footnotes to audited financial statements and (z) as may be set forth in Section 6.5 of the Donrey Newspapers Disclosure Schedule.

       6.6 COMPLIANCE WITH LAWS. DR Partners has conducted and continues to conduct, in all respects, the respective business and operations of the Donrey Newspapers in accordance with all laws, statutes, rules, regulations, judgments, orders or decrees of any court or governmental or regulatory authority applicable to any of the Donrey Newspapers and/or Donrey Assets, and DR Partners is not in relation to the Donrey Newspapers and/or Donrey Assets in violation of any such laws, statutes, rules, regulations, judgments, orders or decrees. Copies of all notices of violation of any of the foregoing which DR Partners has received within the past 3 years are attached to Section 6.6 of the Donrey Newspapers Disclosure Schedule, and all violations alleged in such notices have been corrected.

       6.7 PERMITS. DR Partners has all Permits of any federal, state or local regulatory or administrative agency, authority or court relating to the Donrey Newspapers, necessary to the conduct of their respective business as currently conducted or to the use of the Donrey Assets as currently utilized. Donrey is in compliance with all Donrey Permits.

       6.8 LITIGATION, ETC. Except as set forth in Section 6.8 of the Donrey Newspapers Disclosure Schedule, there are no judicial or administrative actions, suits, proceedings or investigations, pending or, to the knowledge of DR Partners, threatened against any of the Donrey Newspapers, their respective business or the Donrey Assets, or which question the validity of this Agreement or challenge any of the transactions contemplated hereby or the use of the Donrey Assets or the conduct of the Donrey Newspapers, as currently conducted, after the Closing Date by the Partnership.

       6.9    EMPLOYEES.

              (a) Except as set forth in Section 6.9 of the Donrey Newspapers Disclosure Schedule, none of the employees of any of the Donrey Newspapers is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made or has been made during the past three years to organize any employees of any of the Donrey Newspapers to form or enter into a labor union or similar organization.

              (b) Section 6.9 of the Donrey Newspapers Disclosure Schedule sets forth a true and complete list of all Plans, in each case for the benefit of, or relating to, current employees and former employees of any of the Donrey Newspapers, other than those which are Excluded Donrey Assets. DR Partners has made available to the MediaNews Parties, with respect to each Donrey Newspapers Plan, a copy of the plan document, summary plan description and the most recent annual report and Internal Revenue Service determination letter.

              (c) All Employee Benefit Plans maintained by any DR Partners or any Affiliate of Donrey Partners with respect to any employees of any ERISA Affiliate, and which provide benefit to employees of any of the Donrey Newspapers comply in all material respects with and are and have been operated in substantial accordance with each applicable provision of ERISA, the Code (including, without limitation, the requirements of Code Section 401(a) to the extent any of such plans which is an employee pension benefit plan (within the meaning of Section 3(a) of ERISA) is intended to conform to that section), other Federal statutes, and the regulations and rules promulgated pursuant thereto or in connection therewith.

              (d) Each Employee Benefit Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) and which is a group health plan (within the meaning of Section

5000(b)(1) of the Code) and which provides benefits to employees of any of the Donrey Newspapers complies in all material respects with and has been and operated substantially in accordance with each of the requirements of COBRA. There are no pending or, to the knowledge of the DR Partners, threatened claims, suits or other proceedings by any employee or former employee of any of the Donrey Newspapers or by the beneficiary, dependent or representative of any such person, involving the failure of any group health plan ever maintained with respect to the employees of any of the Donrey Newspapers to comply with the health care continuation requirements of COBRA.

              (e) Neither DR Partners nor any Affiliate of DR Partners with respect to any employees of any of the Donrey Newspapers nor any ERISA Affiliate has incurred any liability to the PBGC as a result of the voluntary or involuntary termination of an employee pension benefit plan pertaining to employees of the Newspaper which is subject to Title IV of ERISA. There is currently no active filing by DR Partners or any ERISA Affiliate with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan pertaining to employees of any of the Donrey Newspapers which is subject to Title IV of ERISA, and which has been maintained or funded, in whole or in part, by DR Partners or any ERISA Affiliate.

       6.10 OWNERSHIP AND TRANSFER OF DONREY ASSETS. Except as described in Section 6.10 of the Donrey Newspapers Disclosure Schedule, DR Partners has good and marketable title to, or in the case of leased or subleased Donrey Assets so indicated therein, valid and subsisting leasehold interests in, all of the Donrey Assets, free and clear of all Liens other than Permitted Donrey Liens, and will as of the Closing have, the unrestricted right to transfer, assign, convey and deliver to the Partnership all right, title and interest in and to the Donrey Assets.

       6.11 EQUIPMENT. All of the Equipment included in the Donrey Assets, including, without limitation, all press units together with all accouterments, attachments and accessories thereto (such as formers, folders, splicers, inserters, operator consoles and the like), is in good operating condition and repair, ordinary wear and tear excepted, and other than the Donrey Excluded Assets, constitute all of the Equipment currently used or held for use in connection with the Donrey Newspapers.

       6.12 CONTRACTS, LEASES AND OTHER INSTRUMENTS. All contracts, subscriptions, leases and other instruments which relate to any of the Donrey Assets and/or Donrey Newspapers are in full force and binding upon DR Partners (or its Affiliates, as applicable). Except as set forth in Section
6.12 of the Donrey Newspapers Disclosure Schedule, (i) no default by DR Partners has occurred thereunder, (ii) to the knowledge of DR Partners, no default by other contracting parties has occurred thereunder, (iii) to the knowledge of DR Partners, no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by DR Partners thereunder, and (iv) to the knowledge of DR Partners, none of the other contracting parties has given notice of repudiation of any of its obligations thereunder.

       6.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since October 31, 1998, the business of DR Partners has been conducted only in the ordinary course and consistent with past practices, in all material respects, and without limitation of the foregoing, except as may be necessary or appropriate to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or as set forth in Schedule 6.13, DR Partners has (except with respect to the Excluded Donrey Assets or the Excluded Donrey Liabilities), since October 31, 1998:

              (a) suffered any material damage, destruction or loss to any of its material assets or properties whether or not covered by insurance;

              (b) sold, assigned or otherwise transferred any of its material assets or properties or imposed or suffered to exist any material Lien upon any of its material assets or properties;

              (c) canceled or compromised any material debts or claims other than for fair value and in the ordinary course of business, except for trade receivables written off in the ordinary course of business in accordance with past practices;

              (d) managed its Accounts Receivable, accounts payable and Inventories other than in accordance with past practices;

              (e) permitted any material insurance policy pertaining to its assets, operations or employees to be canceled or lapse;

              (f) incurred any indebtedness for borrowed money other than to discharge obligations of such entity incurred in the ordinary course of business pursuant to existing credit agreements;

              (g) entered into or adopted any employment or severance agreement with any officer of such entity;

              (h) merged with, entered into a consolidation agreement with or acquired an interest in any person, or acquired a substantial portion of the assets or business of any person, or otherwise acquired any material assets;

              (i) made any material change in any method of accounting or accounting practice used by such entity other than changes required by generally accepted accounting principles;

              (j) made any capital expenditure or commitment for any capital expenditure, except in the ordinary course of business, in excess of $500,000;

              (k) entered into any material agreement, arrangement or transaction with any of its officers, directors, shareholders, or members (or with any relative, beneficiary, spouse or affiliate of such person);

              (l) made any express or deemed election or settled or compromised any material Liability with respect to taxes;

              (m) granted any raises to its employees which on average are greater than 4 percent of such employees' prior pay rate;

              (n) entered into any contract for the acquisition of newsprint or any other contract having a value in excess of $100,000 annually;

              (o) entered into any agreement to take any actions specified in this Section 6.13, except for this Agreement or taken any action which, if taken after the effective date of this Agreement, would constitute a breach of any covenant set forth in Section 8.2 hereof; and,

              (p) suffered or been threatened with any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of any of the Donrey Newspapers, or with respect to the paid circulation of any of such newspapers, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any relationship between any of such newspapers and any of their material customers (including, without limitation, advertisers, subscribers and dealers, suppliers or key employees).

       6.14 TAXES. Except as set forth in Schedule 6.14 of the Donrey Newspapers Disclosure Schedule or except as a consequence of the transactions contemplated by this Agreement and the Ancillary Agreements: (a) all returns and reports in respect of taxes required to be filed with respect to the Donrey Newspapers and/or the Donrey Assets have been timely filed or will be timely filed for any period ending on or before the Closing Date, (b) all such returns and reports are true, correct and complete in all material respects and disclose all taxes due and payable for the periods covered therein and properly report each item required to be reported on such return,
(c) all taxes required to be shown on such returns or otherwise due have been timely paid or will be paid when due, (d) no deficiency for any amount of tax has been asserted or assessed by any governmental or taxing authority against DR Partners relating to any of the Donrey Newspapers and/or Donrey Assets,
(e) no adjustment relating to such returns has been proposed formally or informally by any governmental or taxing authority and no basis exists for any such adjustment, (f) there are no pending or, to the knowledge of DR Partners, threatened actions or proceedings for the assessment or collection of taxes against DR Partners with respect to any of the Donrey Newspapers or Donrey Assets, (g) no tax Lien has been filed on any of the DR Assets, and (h) DR Partners has not been included or is includible in any consolidated return for any taxable period for which the statute of limitation has not expired. DR Partners has not extended the time for any governmental or taxing authority to assess any tax with respect to DR Partners relating to any of the Donrey Newspapers and/or Donrey Assets. On the Donrey December 31, 1998 Balance Sheet, reserves and allowances have been provided which are adequate to satisfy all Liabilities for taxes relating to the Donrey Newspapers and the Donrey Assets for the period covered thereby.

       6.15 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person or entity acting on behalf of DR Partners in such manner as to give rise to any valid claim for any brokerage or finder's fee, commission or similar compensation.

       6.16 NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made in this Agreement by DR Partners is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein not misleading in any material respect.

       6.17   ENVIRONMENTAL.

              (a) The Donrey Assets and the Donrey Newspapers are in compliance with all applicable Environmental Laws and Environmental Permits and all issues raised in each notice, citation, inquiry or complaint which DR Partners has received in the past three years alleging any violation of or liability or potential liability under any applicable Environmental Law or Environmental Permit pertaining to the Donrey Assets and/or the Donrey Newspapers have been corrected or otherwise addressed to the satisfaction of regulatory authorities acting pursuant to Environmental Laws. DR Partners possesses all Environmental Permits which are required for the operation of the Donrey Newspapers as currently conducted, and are in compliance with the provisions of all such Environmental Permits.

              (b) There has not been any storage, treatment, generation, transportation or Release of any Hazardous Materials by DR Partners at or from the Donrey Real Estate or, to the knowledge of DR Partners at any Facility to which DR Partners sent Hazardous Materials relating to the Donrey Newspapers, in a quantity reportable under, or in violation of, or which may give rise to any obligation or the incurrence of any damages under, any applicable Environmental Laws.

              (c) All Containers which have been heretofore removed from the Donrey Real Estate or such other real property were removed and disposed of in compliance with all applicable Environmental Laws.

              (d) No Lien or deed notice or restriction has been recorded under any Environmental Law with respect to any property or facility owned, operated, leased, managed, controlled or used by DR Partners with respect to any of the Donrey Newspapers.

              (e) No Donrey Real Estate or Facility relating to any of the Donrey Newspapers which is to be owned or used by the Partnership is listed on the National Priorities List or on the Comprehensive Environmental Response, Compensation and Liability Information System list, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or on any state or local list of sites requiring removal, remedial response or corrective action pursuant to any environmental law.

              (f) Without in any way limiting the generality of the foregoing:

                     (i) there is no friable asbestos contained in or forming part of any building, building component, structure, office space or equipment owned, operated, leased, managed or controlled by DR Partners with respect to any of the Donrey Newspapers or located on the Donrey Real Estate;

                     (ii) no polychlorinated biphenyls are used or stored on the Donrey Real Estate; and,

                     (iii) there are no locations included within the Donrey Real Estate at which any Hazardous Material generated, used, owned or controlled by DR Partners or its or affiliates have been disposed of or Released into the Environment.

       6.18.  DONREY REAL ESTATE.

              (a) All real property currently owned or leased by the DR Partners (the "DONREY REAL ESTATE") is identified and described in Section
6.18 of the Donrey Newspapers Disclosure Schedule.  Except as set forth in
Schedule 6.18 of the Donrey Newspapers Disclosure Schedule, DR Partners holds fee simple title to all of the Donrey Real Estate, subject only in the case of Donrey Real Estate which is owned by DR Partners to real estate taxes not delinquent and to covenants, conditions, restrictions and easements of record which are set forth in such Section 6.18. Except as set forth in such
Section 6.18 the Donrey Real Estate which is owned by DR Partners is not subject to any leases or tenancies. None of the improvements comprising the Donrey Real Estate, nor the business conducted by DR Partners thereon as currently conducted, are in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility easement.

              (b) Except as identified in Schedule 6.18, there are no challenges or appeals pending regarding the amount of the taxes on, or the assessed valuation of any of the Donrey Real Estate which is owned by DR Partners, and no special arrangements or agreements exist with any governmental authority with respect thereto.

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

              (c) Except as identified in Schedule 6.18, there is no Tax assessment (in addition to the normal, annual general real estate Tax assessment) pending or, to DR Partners' knowledge, threatened with respect to any portion of the Donrey Real Estate owned by.

              (d) Except as identified in Schedule 6.18, there are no condemnation proceedings pending or, to DR Partners' knowledge, threatened with respect to any portion of the Donrey Real Estate owned by DR Partners.

              (e) All of the Donrey Real Estate is served by utilities adequate to operate such facility at its current rate of production, and to DR Partners' knowledge, none of the utility companies servicing any such facility has threatened DR Partners with any reduction in service. All of said utilities are installed and operating and all installation and connection charges have been paid in full.

              (f) The continued maintenance and operation of all of the Donrey Real Estate, as currently maintained and operated, is not dependent on facilities located at other property, and the continued maintenance and operations of any other property is not dependent on facilities located on any of the Donrey Real Estate; no building or other improvement not part of such Donrey Real Estate relies on any of the Donrey Real Estate or any interest therein to fulfill any governmental requirement; and to DR Partners' knowledge, no building or other improvement on any of the Donrey Real Estate relies on any property not included within the Donrey Real Estate to fulfill any governmental requirement.

       6.19.  DONREY INTELLECTUAL PROPERTY.

              (a) All of the (i) trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated goodwill of each, "TRADEMARKS") together with all registrations and pending applications to register any such rights; (ii) common law Trademarks; (iii) proprietary formulations, manufacturing methods, know-how and trade secrets; (iv) patents on and pending applications to patent any technology or design; (v) registrations of and applications to register copyrights; and (vi) licenses of rights in computer software, Trademarks, patents, copyrights, Internet URLs, unpatented formulations, manufacturing methods and other know-how, currently used or held for use in the Donrey Newspapers and/or comprising part of the Donrey Assets are referred to herein collectively as the "DONREY INTELLECTUAL PROPERTY".

              (b) (i) Except as set forth in Section 6.19 of the Donrey Newspapers Disclosure Schedule, DR Partners is the owner of or duly licensed to use all of the Donrey Intellectual Property necessary for the conduct of the Business as now conducted and operated; (ii) to DR Partners' knowledge, no other firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Trademarks; (iii) DR Partners has no knowledge of any claim with respect to, and has no reason to believe that any third party asserts ownership rights in, any of the Donrey Intellectual Property; (iv) DR Partners has no knowledge of any claim and has no reason to believe that its use of any Donrey Intellectual Property infringes any right of any third party; (v) DR Partners has no knowledge that any third party is infringing any of its rights in any of the Donrey Intellectual Property; (vi) other than as set forth in Section 6.19 of the Donrey Newspapers Disclosure Schedule, DR Partners is under no obligation to pay any royalties or similar payments in connection with any license of Donrey Intellectual Property; and (vii) except as set forth in Section 6.19 of the Donrey Newspapers Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the impairment of the Partnership's right to use any of the Donrey Intellectual Property necessary for the conduct of the Business as now conducted and operated nor infringe upon the rights of any third party.

       6.20 YEAR 2000 COMPLIANCE. Except as described in Section 6.20 of the Disclosure Schedule:

              (a) Each system which includes software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) (collectively, a "SYSTEM"), that constitutes any part of, or is used in connection with the use, operation or enjoyment of, any of the Donrey Assets (i) is designed (or has been modified) to be used prior to and after January 1, 2000, (ii) will operate without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, and (iii) will not be adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (i) through (iii) are referred to herein as "YEAR 2000 COMPLIANT");

              (b) No System that is utilized in the business, finances or operations of any of the Donrey Newspapers receives data from or communicates with any component or system external to itself (whether or not such external component or system is any DR Partners' or any third party's) that is not itself Year 2000 Compliant;

              (c) All licenses for the use of any system-related software, hardware, databases or embedded control system relating to any of the Donrey Newspapers and/or Donrey Assets permit the DR Partners' or a third party to make all modifications, bypasses, debugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the System to operate compatibly, in conformance with their respective specifications, and to be Year 2000 Compliant; and,

              (d) DR Partners has not incurred, nor does it have any reason to believe that it may in the future incur, any expenses arising from or related to the failure of any System relating to any of the Donrey Assets and/or Donrey Newspapers as a result of not being Year 2000 Compliant.

       6.21   CIRCULATION.  With respect to circulation matters:

              (a) Attached to Section 6.21(a) of the Donrey Newspapers Disclosure Schedule are true and complete copies of (i) the most recently completed ABC annual audit reports, (ii) the most recent publisher's statements submitted to ABC for each of the Donrey Newspapers which is audited by ABC, and (iii) the most recent internal Donrey circulation reports. From the date of the latter of the foregoing, the paid circulation of each such newspaper has not fallen, after taking into account seasonal variations, below the circulation levels reported therein.

              (b) All representations contained in such publisher's statements and all materials submitted by DR Partners to the ABC with respect to any of the Donrey Newspapers for the periods covered by such publisher's statements and audit reports have been true and complete in all material respects.

              (c) Since January 1, 1998, DR Partners has not taken any action which was designed to result in a material reduction in circulation of any Donrey Newspapers.

              (d) Except as set forth in Section 6.21(d) of the Donrey Newspapers Disclosure Schedule, since January 1, 1998, DR Partners has not made any material change in its policies for the pricing of circulation for any Donrey Newspapers.

       6.22 ADVERTISING. Except as set forth in Section 6.22 of the Donrey Newspapers Disclosure Schedule, since January 1, 1998, none of the Donrey Newspapers received any written notice of any cancellation, non-renewal or material modification of any agreements or relationships with any of its top 10 (by dollar amount) retail, preprint or classified advertisers for the twelve months ended October 31, 1998, nor has any Donrey Newspapers made any material change in its policies for the pricing of advertising and, no advertiser described above has provided written notice of their intent to (A) cancel previously scheduled or contracted for advertising for the period following the Closing, or (B) terminated or modified significantly their relationship with any of the Donrey Newspapers.

       6.23 INVENTORY. All of the Inventory of the Donrey Newspapers is in the physical possession and control of the Donrey Newspapers at their or their suppliers' facilities or in transit from suppliers. Such Inventory is of a quality readily usable and/or saleable in the normal course of the Donrey Newspapers' business as currently conducted.

       6.24   RELATIONSHIP WITH AFFILIATES.

              Section 6.24 of the Donrey Newspapers Disclosure Schedule sets forth every business relationship (other than normal employment relationships and other than as may pertain to the Donrey Excluded Assets) between the DR Partners, on the one hand, and any affiliates, officers or directors of DR Partners, on the other hand, which is related to any of the Donrey Newspapers. None of said parties (other than DR Partners) owns any assets which are used in the business of the Donrey Newspapers, as currently conducted, except for Donrey Excluded Assets, or as reflected in Section 6.24 of the Donrey Newspapers Disclosure Schedule.

       6.25 SECOND CLASS MAIL. All reports filed with the United States Postal Service in connection with, and second class mail postal permits applicable to, the Donrey Newspapers were true and correct in all material respects at the time of their filing.

       6.26 NO UNDISCLOSED LIABILITIES. To the best knowledge of DR Partners, DR Partners has disclosed to the MediaNews Parties and Gannett all liabilities existing on the date hereof in excess of $100,000 relating to the Donrey Newspapers or the Donrey Assets.

                        VII.   REPRESENTATIONS, WARRANTIES
                                AND COVENANTS OF GANNETT

       Subject to the understanding that, with respect to the following representations and warranties, such representations and warranties as made by Gannett relate solely to the Gannett Newspapers and/or Gannett Assets and not to any other assets or publications of Gannett or its Affiliates, Gannett hereby represents, warrants and covenants to DR Partners and the MediaNews
Parties:

       7.1 ORGANIZATION OF MWSB AND SUN. Each of MWSB and Sun is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, operate or lease its assets and properties, to conduct its business as currently conducted and is duly licensed, permitted or qualified to do business, and is in good standing, in each jurisdiction in which the operation of its business makes such licensing, permitting or qualification necessary.

       7.2 AUTHORITY. Each of MWSB and Sun has all requisite power and authority to execute and deliver this Agreement and the other documents contemplated hereby (the "ANCILLARY AGREEMENTS"), to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of MWSB and Sun has obtained all necessary corporate and shareholder approvals for the execution and delivery of this Agreement and the Ancillary Agreements, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and upon their execution by MWSB and Sun, each of the Ancillary Agreements to which either is a party will be, duly executed and delivered by MWSB and/or Sun and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitutes each of MWSB's and Sun's legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       7.3 NON-CONTRAVENTION. Except as set forth in Section 7.3 of the Gannett Newspapers Disclosure Schedule, none of the execution and delivery of this Agreement or the Ancillary Agreements by MWSB or Sun, the performance of its obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby and thereby will conflict with the charter, by-laws, or other organizational documents of MWSB or Sun, will, with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, constitute or create a default under, or result in the creation or imposition of any Liens under (a) any contract, indenture, agreement, instrument, mortgage, lease or commitment to which MWSB or Sun is a party or by which either is or any of its properties is bound, or to which either is subject or (b) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to either or to the business and operations of either as currently conducted.

       7.4 SOLVENCY. Neither MWSB or Sun is currently insolvent, as such term is defined in Title 11 of the United States Bankruptcy Code or any state statute relating to insolvency, and none of the execution and delivery of this Agreement or the Ancillary Agreements by MWSB or Sun, the performance of its obligations hereunder or thereunder, or the consummation by it of the transactions contemplated hereby and thereby will render either insolvent.

       7.5 FINANCIAL STATEMENTS. Gannett has delivered to DR Partners and the MediaNews Parties (i) a balance sheet for Gannett relating to the Gannett Newspapers and a statement of income for Gannett relating to the Gannett Newspapers, as of December 27, 1998 and for the fiscal year then ended and
(ii) a balance sheet and statement of income for Gannett relating to the Gannett Newspapers as of January 31, 1999 and for the five week period then ended relating to the Gannett Newspapers (collectively, the "GANNETT FINANCIAL STATEMENTS"). The Gannett Financial Statements fairly present the financial condition and results of operations of the Gannett Newspapers as of the dates and for the periods to which they relate, in accordance with generally accepted accounting principles, consistently applied, except (x) to the extent that certain year end adjustments, which are not individually or in the aggregate material, may not be reflected on the January 31, 1999 financial statements, (y) for information ordinarily contained in footnotes to audited financial statements and (z) as may be set forth in Section 7.5 of the Gannett Newspapers Disclosure Schedule.

       7.6 COMPLIANCE WITH LAWS. Each of MWSB and Sun has conducted and continues to conduct, in all respects, the respective business and operations of the Gannett Newspapers in accordance with all laws, statutes, rules, regulations, judgments, orders or decrees of any court or governmental or regulatory authority applicable to any of the Gannett Newspapers and/or each of MWSB and Sun is not in relation to the Gannett Newspapers and/or Gannett Assets in violation of any such laws, statutes, rules, regulations, judgments, orders or decrees. Copies of all notices of violation of any of the foregoing which either MWSB or Sun has received within the past 3 years are attached to Section 7.6 of the Gannett Disclosure Schedule, and all violations alleged in such notices have been corrected.

       7.7 PERMITS. Each of MWSB and Sun has all permits, licenses, franchises, orders, certificates and approvals (collectively, "PERMITS") of any federal, state or local regulatory or administrative agency, authority or court relating to the Gannett Newspapers, necessary to the conduct of its respective business as currently conducted, or to the use of the Gannett Assets as currently utilized. Each of MWSB and Sun is in compliance with all Gannett Permits.

       7.8 LITIGATION, ETC. Except as set forth in Section 7.8 of the Gannett Newspapers Disclosure Schedule, there are no judicial or administrative actions, suits, proceedings or investigations, pending or, to the knowledge of MWSB or Sun, threatened against any of the Gannett Newspapers, their respective businesses or the Gannett Assets, or which question the validity of this Agreement or challenge any of the transactions contemplated hereby, or the use of the Gannett Assets, or the conduct of the Gannett Newspapers, as currently conducted, after the Closing Date by the Partnership.

       7.9    EMPLOYEES.

              (a) Except as set forth in Section 7.9 of the Gannett Newspapers Disclosure Schedule, none of the employees of any of the Gannett Newspapers is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made or has been made during the past three years to organize any employees of any of the Gannett Newspapers to form or enter into a labor union or similar organization.

              (b) Section 7.9 of the Gannett Newspapers Disclosure Schedule sets forth a true and complete list of all employee benefit plans and all bonus, stock option, stock purchase, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other employee benefit plans, programs or arrangements, and all material employment or compensation agreements (collectively, "PLANS"), in each case for the benefit of, or relating to, current employees and former employees of any of the Gannett Newspapers, other than those which are Excluded Gannett Assets. Gannett has made available to DR Partners and the MediaNews Parties, with respect to each Gannett

Newspapers Plan, a copy of the plan document, summary plan description and the most recent annual report and Internal Revenue Service determination letter.

              (c)    All employee benefit plans, within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (the "EMPLOYEE BENEFIT PLANS"), maintained by MWSB or Sun or any Affiliate with respect to any employees of any of the Gannett Newspapers, as determined under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (the "CODE") ("ERISA AFFILIATE"), and which provide benefit to employees of any of the Gannett Newspapers comply in all material respects with and are and have been operated in substantial accordance with each applicable provision of ERISA, the Code (including, without limitation, the requirements of Code Section 401(a) to the extent any of such plans which is an employee pension benefit plan (within the meaning of Section 3(a) of ERISA) is intended to conform to that section), other Federal statutes, and the regulations and rules promulgated pursuant thereto or in connection therewith.

              (d) Each Employee Benefit Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) and which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) and which provides benefits to employees of any of the Gannett Newspapers complies in all material respects with and has been and operated substantially in accordance with each of the requirements of Section 162(i) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988, and Part 6 of Subtitle B of Title I of ERISA ("COBRA"). There are no pending or, to the knowledge of MWSB or Sun, threatened claims, suits or other proceedings by any employee or former employee of any of the Gannett Newspapers or by the beneficiary, dependent or representative of any such person, involving the failure of any group health plan ever maintained with respect to the employees of any of the Gannett Newspapers to comply with the health care continuation requirements of COBRA.

              (e) Neither MWSB or Sun or any Affiliate with respect to any employees of any of the Gannett Newspapers nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of an employee pension benefit plan pertaining to employees of the Newspaper which is subject to Title IV of ERISA. There is currently no active filing by MWSB, Sun or any ERISA Affiliate with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan pertaining to employees of any of the Gannett Newspapers which is subject to Title IV of ERISA, and which has been maintained or funded, in whole or in part, by MWSB, Sun or any ERISA Affiliate.

       7.10 OWNERSHIP AND TRANSFER OF GANNETT ASSETS. Except as described in Section 7.10 of the Gannett Newspapers Disclosure Schedule, MWSB and/or Sun has good and marketable title to, or in the case of leased or subleased Gannett Assets so indicated therein, valid and subsisting leasehold interests in, all of the Gannett Assets, free and clear of all Liens other than Permitted Gannett Liens, and will as of the Closing have, the unrestricted right to transfer, assign, convey and deliver to the Partnership all right, title and interest in and to the Gannett Assets.

       7.11 EQUIPMENT. All of the Equipment included in the Gannett Assets, including, without limitation, all press units together with all accouterments, attachments and accessories thereto (such as formers, folders, splicers, inserters, operator consoles and the like), is in good operating condition and repair, ordinary wear and tear excepted, and other than the Gannett Excluded Assets, constitute all of the Equipment currently used or held for use in connection with the business of the Gannett Newspapers as currently conducted.

       7.12 CONTRACTS, LEASES AND OTHER INSTRUMENTS. All contracts, subscriptions, leases and other instruments which relate to any of the Gannett Assets and/or Gannett Newspapers are in full force and binding upon MWSB, Sun or any Affiliate which is party thereto. Except as set forth in
Section 7.12 of the Gannett Newspapers Disclosure Schedule, (i) no default by MWSB or Sun has occurred thereunder, (ii) to the knowledge of either, no default by other contracting parties has occurred thereunder, (iii) to the knowledge of either, no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by either thereunder, and (iv) to the knowledge of either, none of the other contracting parties has given notice of repudiation of any of its obligations thereunder.

       7.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 27, 1998, the business of the Gannett Newspapers has been conducted only in the ordinary course and consistent with past practices, in all material respects, and, without limitation of the foregoing, except as may be necessary or appropriate to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, or as set forth in Section 7.13 of the Gannett Newspapers Disclosure Schedule, neither MWSB or Sun has with respect to the Gannett Newspapers and/or Gannet Assets (except with respect to the Excluded Gannett Assets or the Excluded Gannett Liabilities), since December 27, 1998:

              (a) suffered any material damage, destruction or loss to any of its material assets or properties whether or not covered by insurance;

              (b) sold, assigned or otherwise transferred any of its material assets or properties or imposed or suffered to exist any Lien upon any of its assets or properties;

              (c) canceled or compromised any material debts or claims other than for fair value and in the ordinary course of business, except for trade receivables written off in the ordinary course of business in accordance with past practices;

              (d) managed its Accounts Receivable, accounts payable and Inventories other than in accordance with past practices;

              (e) permitted any insurance policy pertaining to its assets, operations or employees to be canceled or lapse;

              (f) incurred any indebtedness for borrowed money other than to discharge obligations incurred in the ordinary course of business pursuant to existing credit agreements;

              (g) entered into or adopted any employment or severance agreement with any officer of such entity;

              (h) merged with, entered into a consolidation agreement with or acquired an interest in any person, or acquired a substantial portion of the assets or business of any person, or otherwise acquired any material assets;

              (i) made any material change in any method of accounting or accounting practice used by such entity other than changes required by generally accepted accounting principles;

              (j) made any capital expenditure or commitment for any capital expenditure, except in the ordinary course of business, in excess of $1,000,000;

              (k) entered into any material agreement, arrangement or transaction with any of its officers, directors, shareholders, or members (or with any relative, beneficiary, spouse or affiliate of such person);

              (l) made any express or deemed election or settled or compromised any Liability with respect to taxes;

              (m) granted any raises to its employees which on average are greater than 4 percent of such employees' prior pay rate;

              (n) entered into any contract for the acquisition of newsprint or any other contract having a value in excess of $200,000 annually;

              (o) entered into any agreement to take any actions specified in this Section 7.13, except for this Agreement or taken any action which, if taken after the effective date of this Agreement, would constitute a breach of any covenant set forth in Section 8.3 hereof; and,

              (p) suffered or been threatened with any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of any of the Gannett Newspapers, or with respect to the paid circulation of any of such newspapers, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any relationship between any of such newspapers and any of their material customers (including, without limitation, advertisers, subscribers and dealers, suppliers or key employees).

       7.14 TAXES. Except as set forth in Section 7.14 of the Gannett Newspapers Disclosure Schedule or except as a consequence of the transactions contemplated by this Agreement and the Ancillary Agreements, (a) all returns and reports in respect of taxes required to be filed with respect to the Gannett Newspapers and/or Gannett Assets have been timely filed or will be timely filed for any period ending on or before the Closing Date, (b) all such returns and reports are true, correct and complete in all material respects and disclose all taxes due and payable for the periods covered therein and properly report each item required to be reported on such return,
(c) all taxes required to be shown on such returns or otherwise due have been timely paid or will be paid when due, (d) no deficiency for any amount of tax has been asserted or assessed by any governmental or taxing authority against MWSB, Sun or any Affiliate relating to any of the Gannett Newspapers and/or Gannett Assets, (e) no adjustment relating to such returns has been proposed formally or informally by any governmental or taxing authority and no basis exists for any such adjustment, (f) there are no pending or, to the knowledge of MWSB or Sun, threatened actions or proceedings for the assessment or collection of taxes against either with respect to any of the Gannet Newspapers or Gannett Assets, (g) no tax Lien has been filed on any of the Gannett Assets and (h) neither MWSB or Sun has been included or is includible in any other consolidated return for any taxable period for which the statute of limitations has not expired. Neither MWSB or Sun has extended the time for any governmental or taxing authority to assess any tax with respect to either relating to any of the Gannett Newspapers and/or Gannett Assets. On the Gannett January 31, 1999 Balance Sheet, reserves and allowances have been provided which are adequate to satisfy all Liabilities for taxes relating to the Gannett Assets and the Gannett Newspapers for the period covered thereby.

       7.15 BROKERS, FINDERS, ETC. Neither MWSB, Sun nor any Affiliate has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

       7.16 NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made in this Agreement by Gannett is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein not misleading in any material respect.

       7.17 ENVIRONMENTAL. Except as set forth in Section 7.17 of the Gannet Newspapers Disclosure Schedule:

              (a) The Gannett Assets and the Gannett Newspapers are in compliance with all applicable Environmental Laws and Environmental Permits and all issues raised in each notice, citation, inquiry or complaint which MWSB or Sun has received in the past three years alleging any violation of or liability or potential liability under any applicable Environmental Law or Environmental Permit pertaining to the Gannett Assets and/or the Gannett Newspapers have been corrected or otherwise addressed to the satisfaction of regulatory authorities acting pursuant to Environmental Laws. MWSB and/or Sun possesses all Environmental Permits which are required for the operation of the Gannett Newspapers as currently conducted, and are in compliance with the provisions of all such Environmental Permits.

              (b) There has not been any storage, treatment, generation, transportation or Release of any Hazardous Materials by MWSB or Sun at or from the Gannett Real Estate or, to the knowledge of MWSB or Sun at any Facility to which MWSB or Sun sent Hazardous Materials relating to the Gannett Newspapers, in a quantity reportable under, or in violation of, or which may give rise to any obligation or the incurrence of any damages under, any applicable Environmental Laws.

              (c) All Containers which have been heretofore removed from the Gannett Real Estate or such other real property were removed and disposed of in compliance with all applicable Environmental Laws.

              (d) No Lien or deed notice or restriction has been recorded under any Environmental Law with respect to any property or facility owned, operated, leased, managed, controlled or used by MWSB or Sun with respect to any of the Gannett Newspapers.

              (e) No Gannett Real Estate or Facility relating to any of the Gannett Newspapers which is to be owned or used by the Partnership is listed on the National Priorities List or on the Comprehensive Environmental Response, Compensation and Liability Information System list, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or on any state or local list of sites requiring removal, remedial response or corrective action pursuant to any environmental law.

              (f) Without in any way limiting the generality of the foregoing:

                     (i) there is no friable asbestos contained in or forming part of any building, building component, structure, office space or equipment owned, operated, leased, managed or controlled by MWSB or Sun with respect to any of the Gannett Newspapers or located on the Gannett Real Estate;

                     (ii) no polychlorinated biphenyls are used or stored on the Gannett Estate; and,

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

                     (iii) there are no locations included within the Gannett Real Estate at which any Hazardous Material generated, used, owned or controlled by MWSB or Sun or its agents or affiliates have been disposed of or Released into the Environment.

       7.18.  GANNETT REAL ESTATE.

              (a) All real property currently owned or leased by the MWSB or Sun (the "GANNETT REAL ESTATE") is identified and described in Section
7.18 of the Gannett Newspapers Disclosure Schedule.  Except as set forth in
Schedule 7.18 of the Gannett Newspapers Disclosure Schedule, MWSB or Sun holds fee simple title to all of the Gannett Real Estate, subject only in the case of Gannett Real Estate which is owned by MWSB or Sun to real estate taxes not delinquent and to covenants, conditions, restrictions and easements of record which are set forth in such Section 7.18. Except as set forth in such Section 7.18 the Gannett Real Estate which is owned by MWSB or Sun is not subject to any leases or tenancies. None of the improvements comprising the Gannett Real Estate, nor the business conducted by MWSB or Sun thereon as currently conducted, are in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility easement.

              (b) Except as identified in Schedule 7.18, there are no challenges or appeals pending regarding the amount of the taxes on, or the assessed valuation of any of the Gannett Real Estate which is owned by MWSB or Sun, and no special arrangements or agreements exist with any governmental authority with respect thereto.

              (c) Except as identified in Schedule 7.18, there is no Tax assessment (in addition to the normal, annual general real estate Tax assessment) pending or, to MWSB's or Sun's knowledge, threatened with respect to any portion of the Gannett Real Estate owned by MWSB or Sun.

              (d) Except as identified in Schedule 7.18, there are no condemnation proceedings pending or, to MWSB's or Sun's knowledge, threatened with respect to any portion of the Gannett Real Estate owned by MWSB or Sun.

              (e) All of the Gannett Real Estate is served by utilities adequate to operate such facility at its current rate of production, and to MWSB's or Sun's knowledge, none of the utility companies servicing any such facility has threatened MWSB or Sun with any reduction in service. All of said utilities are installed and operating and all installation and connection charges have been paid in full.

              (f) The continued maintenance and operation of all of the Gannett Real Estate, as currently maintained and operated, is not dependent on facilities located at other property, and the continued maintenance and operations of any other property is not dependent on facilities located on any of the Gannett Real Estate; no building or other improvement not part of such Gannett Real Estate relies on any of the Gannett Real Estate or any interest therein to fulfill any governmental requirement; and no building or other improvement on any of the Gannett Real Estate relies on any property not included within the Gannett Real Estate to fulfill any governmental requirement.

       7.19.  GANNETT INTELLECTUAL PROPERTY.

              (a) All of the (i) trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated goodwill of each, "TRADEMARKS") together with all registrations and pending applications to register any such rights; (ii) common law Trademarks; (iii) proprietary formulations, manufacturing methods, know-how and trade secrets; (iv) patents on and pending applications to patent any technology or design; (v) registrations of and applications to register copyrights; and (vi) licenses of rights in computer software, Trademarks, patents, copyrights, Internet URLs, unpatented formulations, manufacturing methods and other know-how, currently used or held for use in the Gannett Newspapers and/or comprising part of the Gannett Assets are referred to herein collectively as the "GANNETT INTELLECTUAL PROPERTY".

              (b) (i) Except as set forth in Section 7.19 of the Gannett Newspapers Disclosure Schedule, MWSB and/or Sun is the owner of or duly licensed to use all of the Gannett Intellectual Property necessary for the conduct of the Business as now conducted and operated; (ii) to MWSB's or Sun's knowledge, no other firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Trademarks; (iii) neither MWSB or Sun has knowledge of any claim with respect to, and has no reason to believe that any third party asserts ownership rights in, any of the Gannett Intellectual Property; (iv) neither MWSB or Sun has knowledge of any claim and has no reason to believe that its use of any Gannett Intellectual Property infringes any right of any third party; (v) neither MWSB or Sun has any knowledge that any third party is infringing any of its rights in any of the Gannett Intellectual Property;
(vi) other than as set forth in Section 7.19 of the Gannett Newspapers Disclosure Schedule, neither MWSB or Sun is under no obligation to pay any royalties or similar payments in connection with any license of Gannett Intellectual Property; and (vii) except as set forth in Section 7.19 of the Gannett Newspapers Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the impairment of the Partnership's right to use any of the Gannett Intellectual Property necessary for the conduct of the Business as now conducted and operated nor infringe upon the rights of any third party.

       7.20 YEAR 2000 COMPLIANCE. Except as described in Section 7.20 of the Disclosure Schedule:

              (a) Each system which includes software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) (collectively, a "SYSTEM"), that constitutes any part of, or is used in connection with the use, operation or enjoyment of, any of the Gannett Assets (i) is designed (or has been modified) to be used prior to and after January 1, 2000, (ii) will operate without error arising from the creation, recognition, acceptance, calculation, display, storage,

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

retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, and (iii) will not be adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (i) through (iii) are referred to herein as "YEAR 2000 COMPLIANT");

              (b) No System that is utilized in the business, finances or operations of any of the Gannett Newspapers receives data from or communicates with any component or system external to itself (whether or not such external component or system is MWSB's, Sun's or any third party's) that is not itself Year 2000 Compliant;

              (c) All licenses for the use of any system-related software, hardware, databases or embedded control system relating to any of the Gannett Newspapers and/or Gannett Assets permit MWSB, Sun or a third party to make all modifications, bypasses, debugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the System to operate compatibly, in conformance with their respective specifications, and to be Year 2000 Compliant; and,

              (d) Neither MWSB or Sun has incurred, nor does it have any reason to believe that it may in the future incur, any expenses arising from or related to the failure of any System relating to any of the Gannett Assets and/or Gannett Newspapers as a result of not being Year 2000 Compliant.

       7.21   CIRCULATION.  With respect to circulation matters:

              (a) Attached to Section 7.21(a) of the Gannett Newspapers Disclosure Schedule are true and complete copies of (i) the most recently completed ABC annual audit reports and (ii) the most recent publisher's statements submitted to ABC for each of the Gannett Newspapers which is audited by ABC. From the date of the latter of the foregoing, the paid circulation of each such newspaper has not fallen, after taking into account seasonal variations, below the circulation levels reported therein.

              (b) All representations contained in such publisher's statements and all materials submitted by MWSB or Sun to the ABC with respect to any of the Gannett Newspapers for the periods covered by such publisher's statements and audit reports have been true and complete in all material respects.

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

              (c) Since January 1, 1998, neither MWSB or Sun has taken any action which was designed to result in a material reduction in circulation of any Gannett Newspapers.

              (d) Since January 1, 1998, neither MWSB nor Sun has made any material change in its policies for the pricing of circulation for any Gannett Newspapers.

       7.22 ADVERTISING. Except as set forth in Section 7.22 of the Gannett Newspapers Disclosure Schedule, since January 1, 1998, none of the Gannett Newspapers received any written notice of any cancellation, non-renewal or material modification of any agreements or relationships with any of its top 10 (by dollar amount) retail, preprint or classified advertisers for the twelve months ended December 27, 1998, nor has any Gannett Newspapers made any material change in its policies for the pricing of advertising and, no advertiser described above has provided written notice of their intent to (A) cancel previously scheduled or contracted for advertising for the period following the Closing, or (B) terminated or modified significantly their relationship with any of the Gannett Newspapers.

       7.23 INVENTORY. All of the Inventory of the Gannett Newspapers is in the physical possession and control of Gannett Newspapers at their or their suppliers' facilities or in transit from suppliers. Such Inventory is of a quality readily usable and/or saleable in the normal course of the Gannett Newspapers' business as currently conducted.

       7.24 RELATIONSHIPS WITH AFFILIATES. Section 7.25 of the Gannett Newspapers Disclosure Schedule sets forth every business relationship (other than normal employment relationships and other than as may pertain to the Gannett Excluded Assets) between MWSB or Sun, on the one hand, and any Affiliates, officers or directors of either, on the other hand, which is related to any of the Gannett Newspapers. None of said parties (other than MWSB or Sun) owns any assets which are used in the business of the Gannett Newspapers, as currently conducted, except for Gannett Excluded Assets, or as reflected in Section 7.25 of the Gannett Newspapers Disclosure Schedule.

       7.25 SECOND CLASS MAIL. All reports filed with the United States Postal Service in connection with, and second class mail postal permits applicable to, the Gannett Newspapers were true and correct in all material respects at the time of their filing.

       7.26 NO UNDISCLOSED LIABILITIES. To the best knowledge of MWSB or Sun, Gannett has disclosed to DR Partners and the MediaNews Parties all liabilities existing on the date hereof in excess of $100,000 relating to the Gannett Newspapers or the Gannett Assets.

                             VIII.  ADDITIONAL AGREEMENTS

       8.1 CONDUCT OF THE BUSINESS OF THE MEDIANEWS PARTIES. The MediaNews Parties covenant and agree that, between the date hereof and the Closing Date, the MediaNews Parties shall conduct their business and operations only in the ordinary course and consistent with past practices.
In addition, the MediaNews Parties shall take all reasonable measures as may be necessary to ensure that each and every representation and warranty of the MediaNews Parties set forth in Article V of this Agreement be true in all material respects as if originally made as of the Closing Date, and that neither they nor their Affiliates, without the prior written approval of DR Partners, and Gannett, or except as may reasonably be required to effectuate the various intentions of the parties set forth in this Agreement, or to effectuate the transactions contemplated by this Agreement with respect to the MediaNews Newspapers and/or the MediaNews Assets, will:

              (a) engage in any transaction affecting it, its assets or Liabilities, except in the normal and ordinary course of that entity's business;

              (b) fail to use reasonable efforts to prevent any event or transaction from occurring which materially adversely affects that entity's business, operations, assets, Liabilities, financial condition or future prospects;

              (c) enter into, terminate, materially amend or modify any material contract included within the MediaNews Assets;

              (d) sell, assign or otherwise transfer any of its material assets, impose or suffer to exist any material additional Lien upon any of its material assets, or cancel or compromise any debts or claims other than for fair value and in the ordinary course of business except for trade receivables written off in the ordinary course of business and in accordance with past practices;

              (e) manage its accounts receivable, accounts payable and inventories other than in accordance with past practices;

              (f) permit any insurance policy pertaining to its assets, operations or employees to be canceled or lapse;

              (g) fail to use reasonable efforts to preserve intact the entity's present organization, keep available the services of its employees, preserve its relationships with its customers, suppliers and others having business dealings with that entity, to the end that the entity's goodwill and ongoing business will not be impaired prior to the Closing;

              (h) incur any debt for borrowed money subsequent to the date of this Agreement and prior to the Closing, other than to discharge obligations of that entity incurred in the ordinary course of its business pursuant to existing credit agreements;

              (i) enter into or adopt any employment or severance agreement with any officer of such entity;

              (j) merge with, enter into a consolidation agreement with or acquire an interest in any person, or acquire a substantial portion of the assets or business of any person, or otherwise acquire any material assets;

              (k) make any material change in any method of accounting or accounting practice used by such entity other than changes required by generally accepted accounting principles;

              (l) make any capital expenditure or commitment for any capital expenditure, except in the ordinary course of business, in excess of $1,000,000 without informing DR Partners and Gannett;

              (m) make any express or deemed election or settles or compromises any Liability with respect to taxes;

              (n) grant any raises to its employees which on average are greater than 4 percent of such employees' prior pay rate;

              (o) enter into any contract (other than for the acquisition of newsprint) having a value in excess of $200,000 annually;

              (p) except as may arise as a result of general economic conditions affecting the newspaper industry as a whole, suffer any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of any of the MediaNews Newspapers, or with respect to the paid circulation of any of such newspapers, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any relationship between any of such newspapers and any of their material customers (including, without limitation, advertisers, subscribers and dealers), suppliers or key employees); and,

              (q) enter into any agreement to take any actions specified in this Section 8.1.

       8.2 CONDUCT OF THE BUSINESS OF DR PARTNERS. DR Partners covenants and agrees that, between the date hereof and the Closing Date, DR Partners shall conduct its business and operations only in the ordinary course and consistent with past practices. In addition, DR Partners shall take all reasonable measures as may be necessary to ensure that each and every representation and warranty of DR Partners set forth in Article VI of this Agreement be true in all material respects as if originally made as of the Closing Date, and that neither it nor its Affiliates, without the prior written approval of the MediaNews Parties and Gannett, or except as may reasonably be required to effectuate the various intentions of the parties set forth in this Agreement, or to effectuate the transactions contemplated by this Agreement, with respect to the Donrey Newspapers and/or the Donrey Assets, will:

              (a) engage in any transaction affecting it, its assets or Liabilities, except in the normal and ordinary course of that entity's business;

              (b) fail to use reasonable efforts to prevent any event or transaction from occurring which materially adversely affects that entity's business, operations, assets, Liabilities, financial condition or future prospects;

              (c) enter into, terminate, materially amend or modify any material contract included within the Donrey Assets;

              (d) sell, assign or otherwise transfer any of its material assets, impose or suffer to exist any material additional Lien upon any of its material assets, or cancel or. compromise any debts or claims other than for fair value and in the ordinary course of business except for trade receivables written off in the ordinary course of business and in accordance with past practices;

              (e) manage its accounts receivable, accounts payable and inventories other than in accordance with past practices;

              (f) permit any insurance policy pertaining to its assets, operations or employees to be canceled or lapse;

              (g) fail to use reasonable efforts to preserve intact the entity's present organization, keep available the services of. its employees, preserve its relationships with its customers, suppliers and others having business dealings with that entity, to the end that the entity's goodwill and ongoing business will not be impaired prior to the Closing;

              (h) incur any debt for borrowed money subsequent to the date of this Agreement and prior to the Closing, other than to discharge obligations of that entity incurred in the ordinary course of its business pursuant to existing credit agreements; and

              (i) enter into or adopt any employment or severance agreement with any officer of such entity;

              (j) merge with, enter into a consolidation agreement with or acquire an interest in any person, or acquire a substantial portion of the assets or business of any person, or otherwise acquire any material assets;

              (k) make any material change in any method of accounting or accounting practice used by such entity other than changes required by generally accepted accounting principles;

              (l) make any capital expenditure or commitment for any capital expenditure, except in the ordinary course of business, in excess of $500,000 without first notifying the MediaNews Parties and Gannett;

              (m) make any express or deemed election or settle or compromise any Liability with respect to taxes;

              (n) grant any raises to its employees which on average are greater than 4 percent of such employees' prior pay rate;

              (o) enter into any contract for the acquisition of newsprint or any other contract having a value in excess of $100,000 annually;

              (p) except as may arise as a result of general economic conditions affecting the newspaper industry as a whole, suffer any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of any of the Donrey Newspapers, or with respect to the paid circulation of any of such newspapers, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any relationship between any of such newspapers and any of their material customers (including, without limitation, advertisers, subscribers and dealers), suppliers or key employees).

              (q) enter into any agreement to take any actions specified in this Section 8.2.

       8.3 CONDUCT OF THE BUSINESS OF GANNETT. Gannett covenants and agrees that, between the date hereof and the Closing Date, each of MWSB and Sun shall conduct its business and operations only in the ordinary course and consistent with past practices. In addition, Gannett shall take all reasonable measures as may be necessary to ensure that each and every representation and warranty of Gannett set forth in Article VII of this Agreement be true in all material respects as if originally made as of the Closing Date, and that neither MWSB or Sun, nor any of their Affiliates, without the prior written approval of the MediaNews Parties and DR Partners, or except as may reasonably be required to effectuate the various intentions of the parties set forth in this Agreement, or to effectuate the transactions contemplated by this Agreement, with respect to the Gannett Newspapers and/or the Gannett Assets, will:

              (a) engage in any transaction affecting it, its assets or Liabilities, except in the normal and ordinary course of that entity's business;

              (b) fail to use reasonable efforts to prevent any event or transaction from occurring which materially adversely affects that entity's business, operations, assets, Liabilities, financial condition or future prospects;

              (c) enter into, terminate, materially amend or modify any material contract included within the Gannett Assets;

              (d) sell, assign or otherwise transfer any of its material assets, impose or suffer to exist any material additional Lien upon any of its material assets, or cancel or compromise any debts or claims other than for fair value and in the ordinary course of business except for trade receivables written off in the ordinary course of business and in accordance with past practices;

              (e) manage its accounts receivable, accounts payable and inventories other than in accordance with past practices;

              (f) permit any insurance policy pertaining to its assets, operations or employees to be canceled or lapse;

              (g) fail to use reasonable efforts to preserve intact the entity's present organization, keep available the services of. its employees, preserve its relationships with its customers, suppliers and others having business dealings with that entity, to the end that the entity's goodwill and ongoing business will not be impaired prior to the Closing;

              (h) incur any debt for borrowed money subsequent to the date of this Agreement and prior to the Closing, other than to discharge obligations of that entity incurred in the ordinary course of its business pursuant to existing credit agreements;

              (i) enter into or adopt any employment or severance agreement with any officer of such entity;

              (j) merge with, enter into a consolidation agreement with or acquire an interest in any person, or acquire a substantial portion of the assets or business of any person, or otherwise acquire any material assets;

              (k) make any material change in any method of accounting or accounting practice used by such entity other than changes required by generally accepted accounting principles;

              (l) make any capital expenditure or commitment for any capital expenditure, except in the ordinary course of business, in excess of $500,000 without first notifying the MediaNews Parties and DR Partners;

              (m) make any express or deemed election or settle or compromise any Liability with respect to taxes;

              (n) grant any raises to its employees which on average are greater than 4 percent of such employees' prior pay rate;

              (o) enter into any contract for the acquisition of newsprint or any other contract having a value in excess of $100,000 annually;

              (p) except as may arise as a result of general economic conditions affecting the newspaper industry as a whole, suffer any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of any of the Gannett Newspapers, or with respect to the paid circulation of any of such newspapers, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any relationship between any of such newspapers and any of their material customers (including, without limitation, advertisers, subscribers and dealers), suppliers or key employees); and,

              (q) enter into any agreement to take any actions specified in this Section 8.3.

       8.4    ACCESS TO INFORMATION.

              (a) From the date hereof until the Closing, upon reasonable notice, each of the MediaNews Parties shall, and shall cause each of the officers, employees, auditors and agents of the MediaNews Parties to, (i) afford the officers employees and authorized agents and representatives of DR Partners and Gannett reasonable access, during normal business hours, (i) to the offices, personnel, properties, books and records of the MediaNews Parties relating to the MediaNews Assets and (ii) furnish to the officers, employees and authorized agents and representatives of DR Partners and Gannett such additional financial and operating data and other information regarding the assets, properties, goodwill and business of the MediaNews Parties relating to the MediaNews Assets as DR Partners or Gannett may from time to time reasonably request; PROVIDED, HOWEVER, that such investigation shall not unreasonably interfere with any of the business or operations of the MediaNews Parties.

              (b) From the date hereof until the Closing, upon reasonable notice, DR Partners shall, and shall cause each of the officers, employees, auditors and agents of DR Partners to, (i) afford the officers, employees and authorized agents and representatives of the MediaNews Parties and Gannett reasonable access, during normal business hours, to the offices, personnel, properties, books and records of DR Partners relating to the Donrey Assets and (ii) furnish to the officers, employees and authorized agents and representatives of the MediaNews Parties and Gannett such additional financial and operating data and other information regarding the assets, properties, goodwill and business of DR Partners relating to the Donrey assets as the MediaNews Parties or Gannett may from time to time reasonably request; PROVIDED, HOWEVER, that such investigation shall not unreasonably interfere with any of the business or operations of DR Partners.

              (c) From the date hereof until the Closing, upon reasonable notice, Gannett shall, and shall cause each of the officers, employees, auditors and agents of MWSB and Sun to, (i) afford the officers, employees and authorized agents and representatives of the MediaNews Parties and DR Partners reasonable access, during normal business hours, to the offices, personnel, properties, books and records of MWSB and Sun relating to the Gannett Assets and (ii) furnish to the officers, employees and authorized agents and representatives of the MediaNews Parties and DR Partners such additional financial and operating data and other information regarding the assets, properties, goodwill and business of MWSB and Sun relating to the Gannett assets as the MediaNews Parties or DR Partners may from time to time reasonably request; PROVIDED, HOWEVER, that such investigation shall not unreasonably interfere with any of the business or operations of MWSB or Sun.

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

       8.5    NOTICE OF DEVELOPMENTS.

              (a) Prior to the Closing Date, the MediaNews Parties shall promptly notify DR Partners and Gannett in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any material breach of a representation or warranty or covenant of the MediaNews Parties in this Agreement or which could have the effect of making any representation or warranty of the MediaNews Parties in this Agreement materially untrue or incorrect in any respect and (ii) all other material developments affecting the assets, Liabilities or obligations, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the MediaNews Parties relating to the MediaNews Assets.

              (b) Prior to the Closing Date, DR Partners shall promptly notify the MediaNews Parties and Gannett in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any material breach of a representation or warranty or covenant of DR Partners in this Agreement or which could have the effect of making any representation or warranty of DR Partners in this Agreement materially untrue or incorrect in any respect and (ii) all other material developments affecting the assets, Liabilities or obligations, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of DR Partners relating to the Donrey Assets.

              (c) Prior to the Closing Date, Gannett shall promptly notify the MediaNews Parties and DR Partners in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any material breach of a representation or warranty or covenant of Gannett in this Agreement or which could have the effect of making any representation or warranty of Gannett in this Agreement materially untrue or incorrect in any respect and (ii) all other material developments affecting the assets, Liabilities or obligations, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of Gannet relating to the Gannett Assets.

       8.6    AUTHORIZATIONS AND CONSENTS.

              (a) Each party hereto shall use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all governmental and regulatory authorities and officials and of all third parties that may be or become necessary for the performance of its obligations under this Agreement (including, without limitation, any approvals required for the transfer to the Partnership of any of the MediaNews Permits, the Donrey Permits, the Gannett Permits or any contract, lease or other instrument included within the MediaNews Assets, Donrey Assets or Gannett Assets) and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

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

              (b) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any contract, lease, license or other agreement to which the MediaNews Parties, DR Partners or Gannett is a party, or any claim or right or any benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof. The MediaNews Parties, DR Partners and Gannett will use reasonable efforts to obtain the consent of the other parties to any such contract, lease, license or other agreement for the assignment thereof to the Partnership. If such consent is not obtained prior to the Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the Partnership thereunder so that the Partnership would not in fact receive all such rights, the MediaNews Parties, DR Partners and/or Gannett, as the case may be, and the Partnership will cooperate to achieve a mutually agreeable arrangement under which the Partnership would obtain the benefits and assume the obligations thereunder from and after the Closing Date in accordance with this Agreement, including subcontracting, sublicensing or subleasing to the Partnership, or under which the MediaNews Parties, DR Partners and/or Gannett, as the case may be, would enforce for the benefit of the Partnership, with the Partnership assuming the
 MediaNews Parties, DR Partners and/or Gannett, as the case may be, obligations thereunder and any and all rights of the MediaNews Parties, DR Partners and/or Gannett, as the case may be, against a third party thereto. The MediaNews Parties, DR Partners and/or Gannett, as the case may be, will pay promptly to the Partnership when received all monies received by it after the Closing Date under any such contract, lease, license or other agreement or any claim or right of any benefit arising thereunder to the extent that the Partnership would be entitled thereto pursunt hereto.

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       8.7    EMPLOYEES.

              (a) As of the Closing Date, the Partnership will offer employment to all persons employed immediately prior to thereto at all of the MediaNews Newspapers, at all of the Donrey Newspapers and at all of the Gannett Newspapers, at substantially the same levels of compensation at which such persons were previously employed by the MediaNews Parties, DR Partners or Gannett. As promptly as is practical following the Closing Date, however, it is contemplated that the Partnership's Management Committee will commence a comprehensive review of the employee benefit and welfare plans in effect with respect to the various newspapers then owned by the Partnership, with a view to standardizing, to the maximum extent feasible and/or desirable, by the first anniversary of the Closing Date, the employee benefits to be provided subsequent to the Closing to all employees of the Partnership.
These standardized arrangements will include, but not be limited to, as soon as the Partnership deems it practical to do so, the adoption of a Partnership 401(k) or functionally similar plan capable of receiving rollover deposits. It is not contemplated that the Partnership will adopt a defined benefit or any other form of pension plan. In connection with such employee benefit and welfare plans as are adopted by the Partnership, all employees of the MediaNews, Donrey and Gannett Newspapers employed by the Partnership subsequent to the Closing will receive appropriate credit for prior service, will not be subject to any pre-existing condition limitation regarding health insurance benefits on their behalf and will be credited with such vacation and sick leave benefits as were accrued as of the Closing Date (provided the value thereof was not paid to such employees as part of the final payroll payments described in subsection(b) hereof).

              (b) Each of DR Partners, the MediaNews Parties and Gannett shall cause to be paid, in a timely manner and consistent with past practices, all accrued payroll (including any accrued commissions and benefit plan contributions) and shall thereafter pay, file or deposit when due all accrued payroll taxes and related tax returns attributable to work performed prior to the Closing Date or resulting from termination prior to or as of the Closing Date, with respect to all persons employed by each such party as of or prior to the Closing Date. It is anticipated that payroll checks shall be paid not later than five (5) days after the Closing Date.

       8.8 SATISFACTION OF LIABILITIES. Except as otherwise expressly provided herein, the MediaNews Parties shall pay, perform and discharge when due all the Excluded MediaNews Liabilities and any Liabilities incurred by the MediaNews Parties in connection with this Agreement. Except as otherwise expressly provided herein, DR Partners shall pay, perform and discharge when due all the Excluded Donrey Liabilities and any Liabilities incurred by DR Partners in connection with this Agreement. Except as otherwise expressly provided herein, Gannett shall pay, perform and discharge when due all of the Excluded Gannett Liabilities and any Liabilities incurred by Gannett in connection with this Agreement.

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       8.9    CONFIDENTIALITY.

              (a) Each of the MediaNews Parties shall, and shall cause its agents, representatives, Affiliates, employees, officers and directors to:
(i),treat and hold as confidential (and not disclose, provide access to any person to or use to the detriment of DR Partners, Gannett or their Affiliates) all information relating to trade secrets, processes, product development, price, customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, and all other confidential information with respect to DR Partners, Gannett or their Affiliates (ii) in the event that any MediaNews Party or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide DR Partners and Gannett with prompt written notice of such requirement so that DR Partners and/or Gannett may seek a protective order or other remedy or waive compliance with this Section 8.9, and (iii) in the event that such protective order or other remedy is not obtained, or DR Partners and/or Gannett waives compliance with this Section 8.9, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; PROVIDED, HOWEVER, that this sentence shall not apply to any information that, at the time of disclosure, (i) is available publicly and was not disclosed in breach of this Agreement by any of the MediaNews Parties, their agents, representatives, Affiliates, employees, officers or directors (ii) was already known to any party hereto when such information was received from the other (iii) is subsequently disclosed by a third party which has a right to make such disclosure or (iv) is required to be disclosed by law.

              (b) DR Partners shall, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose, provide access to any person to, or use to the detriment of the MediaNews Parties, Gannett or their Affiliates) all information relating to trade secrets, processes, product development, price, customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, and all other confidential information with respect to the MediaNews Parties, (ii) in the event that DR Partners or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the MediaNews Parties and Gannett with prompt written notice of such requirement so that the MediaNews Parties and/or Gannett may seek a protective order or other remedy or waive compliance with this Section 8.9, and (iii) in the event that such protective order or other remedy is not obtained, or the MediaNews Parties and/or Gannett waive compliance with this
Section 8.9, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; PROVIDED, HOWEVER, that this sentence shall not apply to any information that, at the time of disclosure, (i) is available publicly and was not disclosed in breach of this Agreement by DR Partners, its agents, representatives, Affiliates employees, officers or directors, (ii) was already known to any party hereto when such information was received from the other (iii) is subsequently disclosed by a third party which has a right to make such disclosure or (iv) is required to be disclosed by law.

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              (c)    Gannett shall, and shall cause its agents,
representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose, provide access to any person to, or use to the detriment of the MediaNews Parties, DR Partners or their Affiliates) all information relating to trade secrets, processes, product development, price, customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, and all other confidential information with respect to the MediaNews Parties, DR Partners or their Affiliates, (ii) in the event that MWSB, Sun or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the MediaNews Parties and DR Partners with prompt written notice of such requirement so that the MediaNews Parties and/or DR Partners may seek a protective order or other remedy or waive compliance with this Section 8.8, and (iii) in the event that such protective order or other remedy is not obtained, or the MediaNews Parties and/or DR Partners waive compliance with this Section 8.8, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; PROVIDED, HOWEVER, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by Gannett, its agents, representatives, Affiliates employees, officers or directors, (ii) was already known to any party hereto when such information was received from the other (iii) is subsequently disclosed by a third party which has a right to make such disclosure or (iv) is required to be disclosed by law.

              (d) Effective as of the date of execution of this Agreement, the Confidentiality Agreement dated August 24, 1998 between DR Partners and MediaNews Group, Inc. and the Confidentiality Agreement between DR Partners and Gannett, Inc. dated September 17, 1998 shall be superseded in all respects relating to matters occurring on or after such date by the provisions of this Section 8.3(c).

       8.10   CONTINUATION OF ARRANGEMENTS WITH AFFILIATES.

              (a) As of and following the Closing Date, if as to any newspaper then owned by the Partnership which was previously owned by a MediaNews Party, Donrey and/or Gannett shall request that any of the relationships described in Section 5.25 of the MediaNews Newspapers Disclosure Schedule which benefited such newspaper prior to the Closing Date be continued in effect, upon terms comparable to these applicable prior to the Closing Date, the MediaNews Parties undertake to cause such request to be honored, to the extent feasible, provided that the MediaNews Parties shall be reimbursed the cost of those services. Any relationship listed in such
Section 5.25 that Donrey and/or Gannett reasonably requests be canceled shall be canceled as soon as a commercially reasonable substitute can be put in place. Any relationship as to which Donrey and/or Gannett does not specifically request cancellation within 15 days of the date of this Agreement may continue.

              (b) As of and following the Closing Date, if as to any newspaper then owned by the Partnership which was previously owned by DR Partners, West Coast

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MediaNews and/or Gannett shall request that any relationship described in
Section 6.25 of the Donrey Newspapers Disclosure Schedule which benefited such newspaper prior to the Closing Date be continued in effect, upon terms comparable to these applicable prior to the Closing Date, DR Partners undertakes to cause such request to be honored, to the extent feasible, provided that DR Partners shall be reimbursed the cost of those services. Any relationship listed in such Section 6.25 that the MediaNews Parties and/or Gannett reasonably request be canceled shall be canceled as soon as a commercially reasonable substitute can be put in place. Any relationship as to which the MediaNews Parties and/or do not specifically request cancellation within 15 days of the date of this Agreement may continue.

              (c) As of and following the Closing Date, if as to any newspaper then owned by the Partnership which was previously owned by Gannett, West Coast MediaNews and/or DR Partners shall request that any relationship described in Section 7.25 of the Gannett Newspapers Disclosure Schedule which benefited such newspaper prior to the Closing Date be continued in effect, upon terms comparable to these applicable prior to the Closing Date, Gannett undertakes to cause such request to be honored, to the extent feasible, provided that Gannett shall be reimbursed the cost of those services. Any relationship listed in such Section 7.25 that the MediaNews Parties and/or Gannett reasonably request be canceled shall be canceled as soon as a commercially reasonable substitute can be put in place. Any relationship as to which the MediaNews Parties and/or DR Parties do not specifically request cancellation within 15 days of the date of this Agreement may continue.

                              IX.  CONDITIONS TO CLOSING

       9.1 CONDITIONS TO OBLIGATIONS OF THE MEDIANEWS PARTIES. The obligation of the MediaNews Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

              (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of DR Partners and Gannett contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing and all the covenants contained in this Agreement to be complied with by DR Partners and Gannett on or before the Closing shall have been complied with in all material respects, and the MediaNews Parties shall have received certificates of DR Partners and Gannett to such effect signed by a general partner of DR Partners and by a duly authorized officer of Gannett.

              (b) NO ORDER. No governmental or regulatory authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) (collectively, an "ORDER", which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement (nor shall any proceeding for any such Order be pending or threatened)

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

nor shall there be any proceeding initiated by any such governmental or regulatory authority, agency, commission or court, or by any third party, pending or threatened, seeking money damages; PROVIDED that the rights granted by this Section 9.1(b) shall not apply if any of the MediaNews Parties shall have directly or indirectly solicited or encouraged any such action.

              (c) OTHER GOVERNMENTAL AND REGULATORY CONSENTS. All filings required to be made prior to the Closing with governmental and regulatory authorities, and all, consents, approvals, permits and authorizations required to be obtained prior to the Closing from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been made or obtained, as the case may be.

              (d) FORMATION OF DONREY. The MediaNews Parties and their counsel shall be reasonably satisfied that Donrey shall have been properly formed and organized and shall have all necessary power and authority to consummate the transactions contemplated by this Agreement.

              (e) DELIVERY OF CERTAIN DOCUMENTS BY DR PARTNERS AND GANNETT. DR Partners and Gannett shall have fully and faithfully discharged its various obligations pursuant to Sections 4.4(b) and 4.4(c) of this Agreement.

              (f) EXECUTION OF ASSUMPTION AGREEMENT. The Partnership shall have executed the Assumption Agreement.

       9.2 CONDITIONS TO OBLIGATIONS OF DR PARTNERS. The obligation of DR Partners to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

              (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of each of the MediaNews Parties and Gannett contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be complied with by each of the MediaNews Parties and Gannett on or before the Closing shall have been complied with in all material respects, and DR Partners shall have received a certificate of each of the MediaNews Parties and Gannett to such effect signed by a duly authorized officer of such party.

              (b) NO ORDER. No governmental or regulatory authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order, which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement (nor shall any Order be pending) nor shall there be any proceeding initiated by any such governmental or regulatory authority, agency, commission or court, pending or threatened, seeking money damages; PROVIDED that the rights granted by this Section 9.2(b) shall not apply if DR Partners shall have directly or indirectly solicited or encouraged any such action.

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

              (c) OTHER GOVERNMENTAL AND REGULATORY CONSENTS. All filings required to be made prior to the Closing with governmental and regulatory authorities, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been made or obtained, as the case may be.

              (d) FORMATION OF WEST COAST MEDIANEWS. DR Partners and their counsel shall be reasonably satisfied that West Coast MediaNews shall have been properly formed and organized and shall have all necessary power and authority to consummate the transactions contemplated by this Agreement.

              (e) DELIVERY OF CERTAIN DOCUMENTS BY THE MEDIANEWS PARTIES AND GANNETT. The MediaNews Parties and Gannett shall have fully and faithfully discharged their various obligations pursuant to Sections 4.4(a) and 4.4(c) of this Agreement.

              (f) EXECUTION OF ASSUMPTION AGREEMENT. The Partnership shall have executed the Assumption Agreement.

       9.3 CONDITIONS TO OBLIGATIONS OF GANNETT. The obligation of Gannett to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

              (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of each of the MediaNews Parties and DR Partners contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be complied with by each of the MediaNews Parties and DR Partners on or before the Closing shall have been complied with in all material respects, and Gannett shall have received a certificate of each of the MediaNews Parties and DR Partners to such effect signed by a duly authorized officer of such party.

              (b) NO ORDER. No governmental or regulatory authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order, which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement (nor shall any Order be pending) nor shall there be any proceeding initiated by any such governmental or regulatory authority, agency, commission or court, pending or threatened, seeking money damages; PROVIDED that the rights granted by this Section 9.3(b) shall not apply if Gannett shall have directly or indirectly solicited or encouraged any such action.

              (c) OTHER GOVERNMENTAL AND REGULATORY CONSENTS. All filings required to be made prior to the Closing with governmental and regulatory authorities, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including any

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consent or other communications which Gannett may in its sole judgment believe may be necessary or appropriate from the Justice Department or the Federal Trade Commission prior to the consummation of such transactions), shall have been made or obtained, as the case may be.

              (d) FORMATION OF WEST COAST MEDIANEWS AND DONREY. Gannett and its counsel shall be reasonably satisfied that West Coast MediaNews and Donrey shall have been properly formed and organized and shall have all necessary power and authority to consummate the transactions contemplated by this Agreement.

              (e) DELIVERY OF CERTAIN DOCUMENTS BY THE MEDIANEWS PARTIES AND DR PARTNERS. The MediaNews Parties and DR Partners shall have fully and faithfully discharged their various obligations pursuant to Sections 4.4(a) and 4.4(b) of this Agreement, including, but not limited to their obligations with respect to the USA TODAY printing agreement in the form attached as
Exhibit V to this Agreement. In addition, the Partnership shall have delivered to Gannett a commitment, in such form as may be mutually acceptable to Gannett and the Partnership, to cause the continued use of USA WEEKEND at all newspapers owned by the Partnership which currently use USA WEEKEND.

              (f) EXECUTION OF ASSUMPTION AGREEMENT. The Partnership shall have executed the Assumption Agreement.

                            X.   TERMINATION OF AGREEMENT

       10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

              (a) by the mutual written consent of DR Partners, the MediaNews Parties and Gannett; or

              (b) by any of DR Partners, the MediaNews Parties or Gannett, if the Closing shall not have occurred on or prior to April 1, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement under this
Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

              (c) by any of the MediaNews Parties, DR Partners or Gannett, if it has become impossible for any condition to the terminating party's obligation to consummate the transactions contemplated hereby to be satisfied, PROVIDED that such condition has become impossible to satisfy other than as a result of the failure of such party to perform its obligations under this Agreement; or

              (d) by the MediaNews Parties, if a material adverse change shall have occurred relative to the assets, liabilities, operations or business prospects of any of the

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Donrey Newspapers, or Gannett Newspapers, or relative to the Donrey Assets or
Gannett Assets considered as a whole, subsequent to the date of execution of this Agreement; or

              (e) by DR Partners, if a material adverse change shall have occurred relative to the assets, liabilities, operations or business prospects of any of the MediaNews Newspapers or Gannett Newspapers, or relative to the MediaNews Assets or Gannett Assets considered as a whole, subsequent to the date of execution of this Agreement; or

              (f) by Gannett, if a material adverse change shall have occurred relative to the assets, liabilities, operations or business prospects of any of the MediaNews Newspapers or Donrey Newspapers, or relative to the MediaNews Assets or Donrey Assets considered as a whole, subsequent to the date of execution of this Agreement.

       10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except
(i) as set forth in Section 11.2 hereof and (ii) nothing herein shall relieve either party from Liability for any wilful breach hereof.

       10.3   WAIVER.  At any time prior to the Closing, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein.

                                 XI.  INDEMNIFICATION

       11.1 GENERAL. From and after the Closing, the parties shall indemnify each other as provided in this Article XI. For the purposes of this Article XI each of the parties shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing, provided that any representation or warranty which by its terms is made with respect to a specific date will at Closing be understood to continue to be made with respect to such specific date. As used in this Agreement, the term "DAMAGES" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation: reasonable attorneys', accountants', investigators', and experts' fees and expenses sustained or incurred in connection with the defense or investigation of any such claim.

       11.2 INDEMNIFICATION OBLIGATIONS. Notwithstanding any other provision of this Agreement, each party (an "INDEMNIFYING PARTY") shall defend, indemnify, save and keep harmless the other parties, the Partnership and their respective successors and permitted

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

assigns (collectively, the "INDEMNIFIED PARTIES") against and from any and all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

              (a) any breach of any representation or warranty made by the Indemnifying Party in this Agreement or in any closing document delivered to the Indemnified Parties in connection with this Agreement, except, in the case of any breach of any representation or warranty made by Gannett in
Article VII hereof, to the extent such breach is effectively cured by the delivery by Gannett to each of the other parties hereto of one or more revisions to Section 7.3 through Section 7.25 of its Disclosure Schedule within fifteen days of the date of the Closing, so long as any such Section of Gannett's Disclosure Schedule, as so revised, does not, upon such revision, contain exceptions or limitations which will have a proportionately greater adverse financial impact upon the Partnership than the limitations or exceptions disclosed in either of the comparable sections of the MediaNews Parties or DR Partners Disclosure Schedules in the form delivered prior to the Closing;

              (b) any breach by the Indemnifying Party of, or failure by the Indemnifying Party to comply with, any of its covenants or obligations under this Agreement (including, without limitation, their obligations under this Article XI);

              (c) the failure to discharge when due any of the Indemnifying Party's Excluded Liabilities, or any claim against the Indemnified Parties with respect to any of the Indemnifying Party's Excluded Liabilities, or

              (d) any liability arising out of the Indemnifying Party's ownership or operation of such party's Newspapers or Assets which are the subject of this Agreement, other than those Liabilities which are reflected on the Final Working Capital Statements described in Section 4.5(b) of this Agreement.

In no event, however, shall: (a) the MediaNews Parties be obligated to indemnify the Partnership with respect to any breaches of any representation or warranty under Section 11.2(a) hereof (except for breach of representations and warranties under Section 5.20 hereof) until the aggregate amount of all Damages sustained or incurred by the Partnership for which the MediaNews Parties would by virtue of the foregoing be responsible exceeds $550,000, and then the MediaNews Parties' liability therefor shall be limited only to the amount of such excess; (b) DR Partners be obligated to indemnify the Partnership with respect to any breach of any representation or warranty under Section 11.2(a) hereof (except for breaches of representations under Section 6.20 hereof) until the aggregate amount of all Damages sustained or incurred by the Partnership for which DR Partners would by virtue of the foregoing be responsible exceeds $300,000, and then DR Partners' liability therefor shall only be limited to the amount of such excess and (c) Gannett be obligated to indemnify the Partnership with respect to any breach of any representation or warranty under Section 11.2(a) hereof (except for breaches of representations and warranties under Section 7.20 hereof) until the aggregate amount of all Damages sustained or incurred by the Partnership for which Gannett would by virtue of the foregoing be responsible exceeds $150,000, and then Gannett's liability therefore shall be limited only to the amount of such excess. In addition, no party shall be liable to indemnify the other

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parties with respect to any breach of which such other party(ies) had actual knowledge prior to the Closing.

Any indemnification obligation arising under this Article XI shall be discharged by a capital contribution by the Partner owing such obligation to the Partnership in the amount of the Damages relating thereto. From the date of determination of such obligation (which shall be the date agreed by the parties or the date of a final binding determination by a mediator or the date of a final, non-appealable determination by a court of competent jurisdiction, as applicable) to the date such capital contribution is made in immediately available funds, the amount of such obligations shall accrue interest at a rate of 9 percent per annum, which interest shall be charged to the capital account of the Partner owing such obligation.

       11.3 EXCLUSIVE REMEDY. The sole and exclusive remedy of Indemnified Parties with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article XI.

       11.4 THIRD PARTY CLAIMS. Promptly following the receipt of notice of any claim for Damages or for equitable relief which are asserted or threatened by a party other than the parties hereto, their successors or permitted assigns (a "THIRD PARTY CLAIM"), the party receiving the notice of the Third Party Claim shall (a) notify the other parties in writing at the address set forth in Section 12.6 hereof of its existence setting forth with reasonable specificity the facts and circumstances of which such party has received notice and (b) if the party giving such notice is an Indemnified Party, specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted. No failure to give notice of a claim shall affect the indemnification obligations of the Indemnifying Party hereunder, except to the extent that the Indemnifying Party can demonstrate that such failure materially prejudiced such Indemnifying Party's ability to successfully defend the matter giving rise to the claim. The Indemnified Party shall tender the defense of a Third Party Claim to the Indemnifying Party.

The Indemnified Party shall not have the right to defend or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to defend and settle as herein provided, the Indemnifying Party shall have the right to contest, defend and litigate the Third Party Claim and shall have the right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable; provided that in any event the Indemnifying Party shall consult with the Indemnified Party with respect to settling such matter which decision shall be made by mutual agreement of the Indemnifying Party and the Indemnified Party, not to be unreasonably withheld by either. All expenses (including without limitation attorneys' fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. Notwithstanding the foregoing, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party shall be required by an Indemnifying Party to (w) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (x) enter into any settlement that attributes by its terms liability to the Indemnified Party, (y) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice or (z) enter into any settlement which would, or could reasonably be expected to, result in or relate to either a material nonmonetary obligation or restriction of any kind whatsoever being imposed upon the Indemnified Party (whether with respect to the conduct of the Indemnifying Party's Newspapers or otherwise) or Damages other than Damages which are indemnifiable under this Article XI; PROVIDED, HOWEVER, that the Indemnifying Party may enter into the settlements described in (w) and (y) above if (1) such settlement is not in any way materially damaging or harmful to the Partnership's Newspapers or the Indemnified Parties, as the case may be, and (2) the Indemnifying Party agrees to remain liable to the Indemnified Party for indemnification with respect to such claim indefinitely thereafter. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article XI shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept the defense of a Third Party Claim tendered pursuant to this Section 11.4, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim; provided that the Indemnifying Party shall be entitled to participate, at its expense, with counsel of its choice, and any settlement shall be approved by the Indemnifying Party, such approval not to be unreasonably withheld, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and subject to the preceding sentence may settle such Third Party Claim, either before or after the initiation of litigation. If, pursuant to this Section 11.4, the Indemnified Party so defends or (except as hereinafter provided) settles a Third Party Claim, for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending the Third Party Claim which is incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys' fees and other expenses.

       11.5 OTHER INDEMNIFICATION CLAIMS. The Indemnified Party shall give the Indemnifying Party prompt notice of any Indemnification Claim (other than a Third Party Claim) specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted. No failure to give notice of a claim shall affect the indemnification obligations of the Indemnifying Party hereunder, except to the extent that the Indemnifying Party can demonstrate that such failure materially prejudiced such Indemnifying Party's ability to successfully defend or otherwise respond to the matter giving rise to the claim. In respect of any Indemnification Claim other than a Third Party Claim, the Partnership shall provide the Indemnifying Party with the opportunity and all appropriate access to the applicable facilities, personnel, books and records to conduct (under the Indemnifying Party's control) necessary to respond to such Indemnification Claim.

                                    XII.  GENERAL

       12.1 LIABILITY FOR COVENANTS, REPRESENTATIONS AND WARRANTIES AFTER CLOSING. Except as provided in Article XI of this Agreement, from and after the Closing no party to this Agreement shall have any Liability whatsoever for breach of the covenants, representations and warranties set forth in this Agreement.

       12.2 TRANSACTIONAL COSTS/EXPENSES. Except as otherwise expressly herein provided, each party shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the consummation of the transactions contemplated hereby, including, without limitation, attorneys', accountants, and other professional fees and expenses. The Partnership shall, however, reimburse the MediaNews Parties and DR Partners and Gannett for all applicable sales, use and real estate transfer taxes, and all title insurance and related real estate settlement costs incurred in connection with the transfer of the MediaNews Assets, the Donrey Assets and the Gannett Assets to the Partnership.

       12.3 ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto and the Ancillary Agreements, contain the entire understanding of the parties and supersede all prior agreements and understandings relating to the subject matter hereof and this Agreement shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

       12.4 ASSIGNMENT; NO THIRD PARTY BENEFICIARY RIGHTS. None of the parties hereto may assign its rights or delegate its obligations under this Agreement without the written consent of the other parties hereto. This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, executors, personal representatives and successors, and no other person, including, but not limited to, any employee or creditor of any party hereto or any affiliate thereof, shall have any rights or obligations hereunder.

       12.5 FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable law to carry out the provisions of this Agreement and shall execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement.

       12.6 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery -in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              if to the MediaNews Parties:

                     c/o MediaNews Group, Inc
                     1560 Broadway, Suite 1450
                     Denver, Colorado 80202
                     Attn: Joseph J. Lodovic, IV
                     Telecopy: (303) 894-9340

              with a copy to:

                     Verner Liipfert, Bernhard, McPherson & Hand, Chartered 901 15th Street, N.W.
                     Washington, D.C. 20005-2301
                     Attn: Howell Begle, Esq.
                     Telecopy: 202-371-6279

              if to DR Partners

                     c/o Stephens Group, Inc.
                     111 Center Street, Suite 2500
                     Little Rock, Arkansas 72201-4430
                     Attn: Ray Gash and Jackson Farrow, Esq.
                     Telecopy: (501) 377-3453

              if to Gannett

                     c/o Gannett Co., Inc.
                     1100 Wilson Boulevard
                     Arlington, Virginia   22234
                     Attn: Larry Miller, Executive Vice President
                        and Chief Financial Officer
                     Telecopy: (703) 558-3827

              with a copy to:

                     Gannett Co., Inc.
                     1100 Wilson Boulevard
                     Arlington, Virginia   22234
                     Attn: Thomas L. Chapple, Esq.
                     Telecopy: (703) 558-3897


       12.7 GOVERNING LAW AND VENUE. The validity and construction of this Agreement and all ancillary agreements shall be governed by the internal laws (and not the principles of conflict of laws) of the State of Delaware. Subject to the provisions of the Partnership Agreement with respect to the resolution by the parties thereto of disputes thereunder pursuant to the mediation provisions therein set forth, any legal action or proceeding with respect to this Agreement or the Ancillary Agreements may be brought in the courts of the State of Delaware and, by execution and delivery of this Agreement, each of the MediaNews Parties, DR Partners and Gannett hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the MediaNews Parties, DR Partners and Gannett hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or any ancillary agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement or any ancillary agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or (provided that process shall be served in any manner referred to in the following sentence) that service of process upon such party is ineffective. Each of the MediaNews Parties DR Partners and Gannett agrees that service of process in any such action, suit or proceeding against it with respect to this Agreement may be made upon it in any manner permitted by the laws of the State of Delaware or the federal laws of the United States or as follows: (i) by personal service or by certified or registered mail to the party's designated agent for such service in such state, or (ii) by certified or registered mail to the party at its address set frth above. Service of process in any manner referred to in the preceding sentence shall be deemed, in every respect, effective service of process upon such party.

       12.8 MEDIATION. Each party agrees that, in the event of any dispute among the parties regarding the interpretation or application of this Agreement, it will follow the following procedures:

              (a) it will give each other party written notice of the matter in dispute;

              (b) it will negotiate reasonably and in good faith with the other parties in order to resolve such dispute for a period of not less than fifteen (15) business days following receipt of the notice in (a);

              (c) if the dispute has not been resolved by negotiation pursuant to (b), it will cooperate with the other parties to submit the dispute to an independent mediator (to be selected by the unanimous consent of the parties, which shall only be withheld on the basis of good faith concerns about the independence or adequacy of expertise of the proposed mediator) who shall have ten (10) business days after the matter is fully submitted to him or her to propose a settlement of the dispute; and,

              (d) if any party refuses, in its sole and unreviewable discretion to accept the proposed resolution of the mediator, it shall give prompt written notice of such refusal to the other parties and, at any time following receipt of any such notice, any party shall be free to pursue any legal, equitable or other remedies available to it regarding the matter in dispute.

Notwithstanding the foregoing, no party shall be required to pursue the notice, negotiation or mediation steps set forth above if it determines, reasonably and in good faith, the delay involved in such procedure would cause irreparable, material harm to it or its interests.

       12.9 WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives trial by jury in any action, proceeding or counterclaim brought by or against it on any matters whatsoever, in contract or in tort, arising out of or in any way connected with this Agreement.

       12.10 SEVERABILITY. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not (to the full extent permitted by law) in any way be affected or impaired.

       12.11 ATTORNEYS' FEES. In any action, proceeding or counterclaim arising out of or in any way connected with this Agreement, the prevailing parties shall be entitled to recover reasonable attorneys' fees and disbursements incurred in connection therewith.

       12.12 HEADINGS. The headings of Sections and Subsections are for reference only and shall not limit or control the meaning thereof.

       12.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       12.14 PUBLIC ANNOUNCEMENTS. No party hereto will (and each such party will cause its Affiliates not to) issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of the other parties, except as and to the extent that such party or any of its Affiliates determines in good faith that it is so obligated by applicable securities or other laws, in which case such party shall give notice to the other parties in advance of such party's or its Affiliate's intent to make such announcement or issue such press release and the parties hereto shall use all reasonable efforts to cause a mutually agreeable release or announcement to be issued.

       12.15  COMPETITION.   Each of the parties hereto or their Affiliates
may now or in the future compete with each other in areas other than the area of operation of the Partnership. Nothing in this Agreement shall be deemed to limit, nor shall limit, in any way such competition.

       IN WITNESS WHEREOF, and intending to be legally bound thereby, GSN, Alameda, V & P, IMP, DR Partners MWSB and Sun have caused this Agreement to be duly executed and delivered by their respective duly authorized officers or general partners, as the case may be, as of the date and year first above written.



GARDEN STATE NEWSPAPERS, INC.          DR PARTNERS

By:                                    By:
   --------------------------             --------------------------

Name:                                  Name:
     ------------------------               ------------------------

Title:                                 Title:
      -----------------------                -----------------------



ALAMEDA NEWSPAPERS, INC.               MEDIA WEST - SBC, INC.

By:                                    By:
   --------------------------             --------------------------

Name:                                  Name:
     ------------------------               ------------------------

Title:                                 Title:
      -----------------------                -----------------------



INTERNET MEDIA PUBLISHING, INC.        THE SUN COMPANY OF
                                       SAN BERNARDINO, CALIFORNIA

By:                                    By:
   --------------------------             --------------------------

Name:                                  Name:
     ------------------------               ------------------------

Title:                                 Title:
      -----------------------                -----------------------



V & P  PUBLISHING, INC.

By:
   --------------------------

Name:
     ------------------------

Title:
      -----------------------

                                      EXHIBIT A

                                    DEFINED TERMS


"ABC" means the Audit Bureau of Circulations, Inc.

"Accounts Receivable" shall have the meaning specified in Section 1.1.

"Affiliate" means any person or entity which controls a party to this Agreement, which that party controls, or which is under common control with that party. "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contracts or otherwise.

"Agreement" shall have the meaning specified in the introductory paragraph to this Agreement.

"ALTA" means American Land Title Association.

"Ancillary Agreement" shall have the meaning specified in Section 5.2

"Assignment Agreement" shall have the meaning specified in Section 4.4(i).

"Assumed Donrey Liabilities" shall have the meaning specified in Section 2.3.

"Assumed MediaNews Liabilities" shall have the meaning specified in Section 1.3.

"Assumption Agreement" shall have the meaning specified in Section 4.4(ii).

"CERCLA" means the Comprehensive Environmental Response Compensation and
       Liability Act, 42 U.S.C. Sec. 9601 ET SEQ..

"Closing" shall have the meaning specified in Section 4.3.

"Closing Date" shall have the meaning specified in Section 4.3.

"COBRA" shall have the meaning specified in Section 5.9.

"Code" shall have the meaning specified in Section 5.9.

"Containers" means (a) underground storage tanks (as defined in RCRA) and
       (b) above-ground storage tanks which have a capacity of 100 gallons or more.

"Damages" shall have the meaning specified in Section 11.1.

"Disclosure Schedule" shall have the meaning set forth in Section 4.1.

"Donrey Assets" shall have the meaning set forth in Section 2.1.

"Donrey Financial Statements" shall have the meaning specified in Section 6.5.

"Donrey Intellectual Property" shall have the meaning specified in Section 6.19.

"Donrey Newspapers LLC" shall have the meaning specified in Section 2.1

"Donrey Real Estate" shall have the meaning specified in Section 6.18.

"DR Partners' Records" shall have the meaning specified in Section 2.1.

"Employee Benefit Plans" shall have the meaning specified in Section 5.9(c).

"Environment" means any surface water, groundwater, drinking water supply, land surface or subsurface strata, or ambient air, including, without limitation, any indoor location.

"Environmental Laws" means all Federal, state and local statutes, regulations, ordinances, rules, regulations and written government agency policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever. Environmental Laws include, without limitation, those relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation, transportation or cleanup of Hazardous Materials; air, surface or ground water or noise pollution; Releases; protection of wildlife, endangered species, wetlands, and natural resources; Containers; health and safety of employees and other persons; and notification requirements relating to the foregoing.

"Environmental Permits" means governmental licenses, permits, registrations, approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws.

"Equipment" shall have the meaning specified in Section 1.1.

"ERISA" shall have the meaning specified in Section 5.9.

"ERISA Affiliate" shall have the meaning specified in Section 5.9.

"Excluded Donrey Assets" shall have the meaning specified in Section 2.2.

"Excluded Donrey Liabilities" shall have the meaning specified in Section 2.4.

"Excluded MediaNews Assets" shall have the meaning specified in section 1.2.

"Excluded MediaNews Liabilities" shall have the meaning specified in Section
       1.4.

"Facility" means any facility as defined in CERCLA.

"FIRPTA" shall have the meaning specified in Section 4.4.

"GAAP" shall mean generally accepted accounting principles in effect at the date when applied, consistent with prior periods.

"Hazardous Materials" means petroleum, petroleum products, petroleum distillates, pesticides, asbestos, polychlorinated biphenyls, radioactive materials and substances, radon and any materials or substances which are regulated under or defined as, or otherwise included in the definition, of "hazardous materials", "hazardous substances", "solid wastes", "recyclable materials", "hazardous wastes", "special wastes", "toxic substances" or "toxic pollutants" in any applicable Environmental Law.

"Indemnification Claims" means Third Party Claims plus other claims for Damages or for equitable relief which are asserted or threatened by the parties hereto, their successors and permitted assigns, against any Indemnified Party, or to which an Indemnified Party is subject.

"Indemnified Party" means a party entitled to indemnification under this Agreement.

"Indemnifying Party" means a party from whom indemnification is sought under this Agreement.

"Inventory" shall have the meaning specified in Section 1.1.

"Liabilities" shall have the meaning specified in Section 1.3.

"Liens" shall mean any lien, security interest, mortgage, restriction, pledge, option, lease or sublease, claim, easement, encroachment or encumbrance.

"MediaNews Financial Statements" shall have the meaning specified in section 5.5

"MediaNews Intellectual Property" shall have the meaning specified in Section
       5.19.

"MediaNews Assets" shall have the meaning specified in Section 1.1.

 "MediaNews Newspapers" shall have the meaning specified in Section 1.1.

"MediaNews Parties" shall have the meaning specified in Section 1.1.

"MediaNews Parties' Records" shall have the meaning specified in Section 1.1.

"Media News Real Estate" shall have the meaning specified in Section 5.18.

"Multi-employer Plan" shall have the meaning assigned to such term in ERISA.

"Newspaper" shall have the meaning assigned to such term in the Recitals hereto.

"Partnership Agreement" shall have the meaning specified in Section 4.1(a).

"PBGC" shall have the meaning specified in Section 5.9.

"Permits" shall have the meaning specified in Section 5.7.

"Permitted Donrey Liens" shall have the meaning specified in Section 2.1.

"Permitted MediaNews Lines" shall have the meaning specified in Section 1.1.

"Plans" shall have the meaning specified in Section 5.9(b).

"Prepaids" shall have the meaning specified in Section 1.1.

"RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6902
       ET SEQ.

"Release" means any spill, discharge, leak, emission, escape, injection, dumping, disposal or other release or threatened release of any Hazardous Materials into the environment, whether or not notification or reporting to any governmental agency was or is required, including, without limitation, any Release which is subject to CERCLA.

"System" shall have the meaning specified in Section 5.20.

"Tax" or "Taxes" shall mean all taxes and other charges imposed by any governmental authority and accruing prior to the Closing, together with any interest or any penalty related thereto.

"Tax Assets" shall mean all Taxes receivable from a governmental authority and all Tax refunds receivable from a governmental authority (including prepaid Taxes).

"Third Party Claims" shall mean any claims for Damages or for equitable relief which are asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which an Indemnified Party is subject.

"Trademark" or "Trademarks" shall have the meaning specified in Section 5.9.

"West Coast Media News LLC" shall have the meaning specified in Section 1.1.

"Working Capital Statements" shall have the meaning specified in Section 4.5(a).

"Year 2000 Compliant" shall have the meaning specified in Section 5.20.